Exhibit 10.2

CERTAIN INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO ITEM 601(B)(10) OF REGULATION S-K, BECAUSE IT IS BOTH NOT MATERIAL AND THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. IN ADDITION, CERTAIN PERSONALLY IDENTIFIABLE INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO ITEM 601(A)(6) OF REGULATION S-K. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

EXECUTION VERSION

MASTER REPURCHASE AGREEMENT

among

BLKM V, LLC,

as a Seller,

any Additional Sellers joined hereto from time to time,

and

NOMURA CORPORATE FUNDING AMERICAS, LLC,

as Buyer

Dated as of June 4, 2026

i

TABLE OF CONTENTS

Schedules and Exhibits

SCHEDULE 1	REPRESENTATIONS AND WARRANTIES RE: PURCHASED ASSETS
SCHEDULE 2	AUTHORIZED REPRESENTATIVES

EXHIBIT A	FORM OF CONFIRMATION LETTER
EXHIBIT B	SELLERS’ AND GUARANTOR TAX IDENTIFICATION NUMBER
EXHIBIT C	ASSET SCHEDULE FIELDS
EXHIBIT D	DILIGENCE MATERIALS
EXHIBIT E	FORM OF SECTION 8 CERTIFICATE
EXHIBIT F-1	FORM OF SELLER POWER OF ATTORNEY
EXHIBIT F-2	FORM OF SERVICER POWER OF ATTORNEY
EXHIBIT G	FORM OF SERVICER NOTICE
EXHIBIT H	FORM OF ESCROW INSTRUCTION LETTER
EXHIBIT I	FORM OF INBOUND BAILEE LETTER
EXHIBIT J	FORM OF JOINDER AGREEMENT

ii

MASTER REPURCHASE AGREEMENT

This MASTER REPURCHASE AGREEMENT is entered into as of June 4, 2026, among BLKM V, LLC, a Delaware limited liability company (“Initial Seller”), any Additional Sellers joined hereto from time to time (together with Initial Seller, each, a “Seller” and collectively, “Sellers”) and Nomura Corporate Funding Americas, LLC, a Delaware limited liability company (including its successors and assigns, “Buyer”).

Section 1. Applicability; Transaction Overview. From time to time, upon the terms and conditions set forth herein, the parties hereto may enter into transactions on an uncommitted basis, in which a Seller agrees to transfer to Buyer certain Mortgage Assets against the transfer of funds by Buyer representing the Purchase Price for such Mortgage Assets, with a simultaneous agreement by Buyer to transfer to such Seller such Mortgage Assets against the transfer of funds by such Seller. From time to time, one or more Sellers may request a release of Purchased Assets from Buyer in conjunction with an Optional Repurchase. Each such transaction involving the transfer of Mortgage Assets to Buyer shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in any annexes identified herein, as applicable hereunder.

This Agreement is not a commitment by Buyer to engage in the Transactions, but sets forth the requirements under which Buyer would consider entering into Transactions as set forth herein. As additional credit enhancement in connection with the Transactions hereunder and as a condition precedent to Buyer entering into the Transactions hereunder, Guarantor shall deliver a guaranty (as specified in the Guaranty) of all Obligations to Buyer.

Section 2. Definitions. As used herein, the following terms shall have the following meanings. Any capitalized term used but not defined herein shall have the meaning assigned to such term in the Pricing Side Letter.

“Accelerated Repurchase Date” shall have the meaning set forth in Section 16(a)(i) hereof.

“Accepted Servicing Practices” shall mean, (a) with respect to any Mortgage Asset, those procedures (including collection procedures) that are reasonable and customary servicing practices for the same types of mortgage loans, senior notes, mezzanine loans or participation interests, as applicable, as such Mortgage Asset, and which are in accordance with (i) the accepted mortgage servicing practices of prudent servicers of mortgage loans, senior notes, mezzanine loans or participation interests, as applicable, of the same type as such Mortgage Asset in the jurisdiction where the related Mortgaged Property is located, (ii) the terms of the related Asset Documents, (iii) Applicable Laws and (iv) the servicing practices that the applicable Servicer customarily employs and exercises in servicing and administering mortgage loans, senior notes, mezzanine loans or participation interests, as applicable, of the same type as the Mortgage Assets for its own account (to the extent not conflicting with subclauses (i) through (iii) in this clause (a)), or (b) with respect to any of Servicer’s obligations under the Servicing Agreement, the “Servicing Standard” or similar definition in accordance with the Servicing Agreement.

“Accrual Day” shall have the meaning set forth in the definition of “Term SOFR” hereof.

“Additional Seller” shall mean any entity joined hereto from time to time as a Seller as approved by Buyer in its sole and absolute discretion. In connection with any joinder of an Additional Seller, Seller shall deliver a Joinder Agreement in substantially the form of Exhibit J attached hereto and such agreements, certificates, opinions and other documentation as are required by Buyer in its sole and absolute discretion.

“Adjusted Principal Balance” shall mean, with respect to any Mortgage Asset, the unpaid principal balance of such Mortgage Asset (without duplication, inclusive of Future Advances solely if such amounts have been disbursed by or on behalf of a Seller to the related Borrower).

“Affiliate” shall mean, with respect to any Person, any “affiliate” of such Person, as such term is defined in the Bankruptcy Code. “Affiliated” shall have the correlative meaning thereto.

“Affiliated Transferor” shall mean, with respect to any Purchased Asset that is transferred to a Seller from any Affiliate thereof, such Affiliate transferor and any prior intervening transferor of such Purchased Asset that is an Affiliate of a Seller.

“Affiliated Transferor Pledge Agreement” shall mean, with respect to each Affiliated Transferor, a pledge agreement from such Affiliated Transferor in favor of Buyer, in form and substance acceptable to Buyer, pursuant to which such Affiliated Transferor pledges in favor of Buyer any right, title and interest that it may have in any Purchased Asset which it has transferred to Seller or any other Affiliate prior to Seller, as the same may be amended, modified and/or restated from time to time, and/or any replacement agreement.

“Affiliated Transferor Pledge Agreement Requirements” shall mean, with respect to each Affiliated Transferor Pledgor, each of the following: (i) approval of such Affiliated Transferor Pledgor by Buyer in its sole discretion, (ii) delivery to Buyer of an Affiliated Transferor Pledge Agreement duly executed by each of the parties thereto; (iii) delivery of a power of attorney from such Affiliated Transferor Pledgor in the form required by the Affiliated Transferor Pledge Agreement, (iv) receipt of satisfactory UCC searches, (v) the recordation of an Affiliated Transferor Pledgor Financing Statement in the appropriate filing jurisdiction; (vi) with respect to the Affiliated Transferor Pledgor and Affiliated Transferor Pledge Agreement, delivery to Buyer of opinions of outside counsel in form and substance reasonably acceptable to Buyer (including, but not limited to, those relating to corporate matters, enforceability, applicability of the Investment Company Act of 1940, security interests and Bankruptcy Code safe harbors); and (vii) delivery to Buyer of a good standing certificate dated within ten (10) Business Days prior to the related Purchase Date, certified true, correct and complete copies of organizational documents and certified true, correct and complete copies of resolutions (or similar authority documents) with respect to the execution, delivery and performance of the Affiliated Transferor Pledge Agreement and each other document to be delivered by such Affiliated Transferor Pledgor from time to time in connection therewith. The Affiliated Transferor Pledge Agreement Requirements may be deemed satisfied with respect to a Purchased Asset if the applicable Affiliated Transferor Pledgor previously delivered an Affiliated Transferor Pledge Agreement with respect to which all Affiliated Transferor Pledge Agreement Requirements were satisfied and such Affiliated Transferor Pledge Agreement remains in effect and covers the transfer of such Purchased Asset.

“Affiliated Transferor Pledgor” shall mean, individually or collectively, any Affiliated Transferor that delivers an Affiliated Transferor Pledge Agreement and its successors-in-interest.

“Affiliated Transferor Pledgor Financing Statement” shall mean, with respect to any Affiliated Transferor Pledgor, a UCC financing statement in appropriate form for filing in the jurisdiction of formation of such Affiliated Transferor Pledgor and naming such Affiliated Transferor Pledgor as “Debtor” and Buyer as “Secured Party” and describing as “Collateral” all of the items set forth in the definition of Pledged Collateral in the applicable Affiliated Transferor Pledge Agreement.

“Aggregate Facility Repurchase Price” shall mean, as of any date of determination, the sum of the Repurchase Prices (excluding from the definition of Repurchase Price any amounts calculated pursuant to clause (B) of such definition) of all Purchased Assets.

“Agreement” shall mean this Master Repurchase Agreement between Buyer and Sellers, dated as of the date hereof, as the same may be amended, restated, supplemented or otherwise modified in accordance with the terms hereof.

“Amortization Period” shall have the meaning set forth in the Pricing Side Letter.

“Anti-Corruption Laws” shall mean all applicable anti-corruption or anti-bribery laws, including the U.S. Foreign Corrupt Practices Act of 1977, as amended (including its books-and-records and internal accounting controls provisions), and any similar applicable anti-corruption laws.

“Anti-Money Laundering Laws” shall mean all applicable anti-money laundering and counter-terrorist financing statutes and regulations, including the U.S. Bank Secrecy Act (31 U.S.C. § 5311 et seq.) and its implementing regulations at 31 C.F.R. Chapter X (including customer identification program and customer due diligence/beneficial ownership requirements), and any related guidelines of applicable Governmental Authorities.

“Applicable Law” shall mean all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators including, without limitation, the Anti-Corruption Laws, the Anti-Money Laundering Laws and the Privacy Laws.

“Appraisal” shall mean, with respect to any Mortgaged Property, the “as-is” or “as-stabilized” independent appraisal of the fair market value thereof by an Approved Appraisal Firm and, solely with respect to the assumptions and analysis contained in such Appraisal and the form of such Appraisal, otherwise in form and substance acceptable to Buyer in its good faith discretion obtained in accordance with customary and usual business practices, applicable Requirements of Law, the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and Title 11 of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. For purposes of this definition, an “Approved Appraisal Firm” shall mean an appraisal firm acceptable to Buyer in its sole discretion, in each case, that (a) holds a Member Appraisal Institute designation, (b) is licensed or certified under the laws of the state where the applicable Mortgaged Property is located, (c) has no interest, direct or indirect, in the Mortgaged Property and (d) whose compensation is not affected by the approval or disapproval of the related Mortgage Asset; provided, that (i) Cushman & Wakefield, (ii) Colliers, (iii) Newmark, (iv) CBRE, (v) JLL and (vi) BBG are acceptable to Buyer, unless approval is withdrawn by Buyer in writing, so long as they satisfy the conditions set forth in the preceding clauses (a) through (d).

“Asset Documents” shall mean, with respect to any Purchased Asset, the documentation governing such Mortgage Asset and all ancillary documents related thereto, including, without limitation, the documents comprising the Asset File for such Mortgage Asset.

“Asset File” shall have the meaning specified in the Custodial Agreement.

“Asset Manager” shall mean MonticelloAM, LLC, a Delaware limited liability company.

“Asset Schedule” shall mean with respect to any Transaction and all Transactions, as applicable, as of any date, an asset schedule in the form of a computer tape or other electronic medium (including an Excel spreadsheet) generated by Sellers and delivered to Buyer and Custodian, which provides information (including, without limitation, the information set forth on Exhibit C attached hereto) relating to the Mortgage Assets in a format reasonably acceptable to Buyer.

“Asset Schedule and Exception Report” shall have the meaning specified in the Custodial Agreement.

“Asset Value” shall mean, on any date of determination, for each Purchased Asset, an amount equal to the product of (i) the applicable Purchase Price Percentage with respect to such Purchased Asset, (ii) the Market Value of such Purchased Asset (expressed as a percentage of par) and (iii) the Adjusted Principal Balance of such Purchased Asset.

“Assignment and Acceptance” shall have the meaning set forth in Section 21(a) hereof.

“Authorized Representative” shall mean, for the purposes of this Agreement only, an agent or Responsible Officer of a Seller Party or Buyer, as applicable, listed on Schedule 2 hereto, as such Schedule 2 may be amended from time to time.

“Availability Period” shall have the meaning specified in the Pricing Side Letter.

“Backup Servicer” shall mean (i) Situs Asset Management LLC, or (ii) another backup servicer approved by Buyer in its sole discretion.

“Backup Servicer Notice” shall mean, with respect to any Backup Servicer, a servicer notice that is entered into by such Backup Servicer, Buyer and the applicable Seller(s), in each case, which shall be substantially in the form of Exhibit G hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Backup Servicer Termination Event” shall mean, with respect to any Backup Servicer: (a) the occurrence of a material breach or default or an event of default or similar occurrence under the applicable Backup Servicing Agreement, (b) a material breach of the related Backup Servicer Notice or other Facility Document to which it is a party or (c) such Backup Servicer shall become the subject of an Insolvency Event.

“Backup Servicing Agreement” shall mean a servicing agreement and/or asset management agreement entered into among Seller(s) and Backup Servicer, as approved by Buyer and of which Buyer shall be an intended third-party beneficiary pursuant to a Servicer Notice, and as each may be amended, restated, supplemented or otherwise modified from time to time.

“Bailee” shall mean, with respect to any Wet-Ink Mortgage Asset, a law firm or other bailee appointed to hold the related Asset File on the related Purchase Date and which has delivered an Inbound Bailee Letter agreeing to, among other things, hold such Asset File for the benefit of Buyer and deliver the same to Custodian on or before the Wet-Ink Delivery Date and which has been approved by Buyer in its reasonable discretion. Unless approval is withdrawn by Buyer in writing, each of the following shall be deemed approved by Buyer to serve as a Bailee for all purposes hereunder: (i) Polsinelli PC, (ii) Blank Rome LLP, (iii) Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, (iv) Bradley Arant Boult Cummings LLP, (v) Goldberg Kohn, Ltd., (vi) Williams Mullen, (vii) Sheppard Mullin, (viii) Carlton Fields, P.A., (ix) VedderPrice, (x) Reed Smith LLP, and (xi) Akerman LLP.

“Bank” shall mean The Huntington National Bank and any other bank approved in writing by Buyer in its sole discretion.

“Bankruptcy Code” shall mean the United States Bankruptcy Code of 1978, as amended from time to time.

“Benchmark” shall mean, with respect to any date of determination, Term SOFR or a Benchmark Replacement Rate (determined as provided in Section 3(f) hereof). For each Pricing Rate Period, the applicable Benchmark rate shall be determined as of the related Pricing Rate Determination Date.

“Benchmark Administration Changes” shall mean, with respect to the Benchmark (including any Benchmark Replacement Rate), any technical, administrative or operational changes (including without limitation changes to the timing and frequency of determining rates and making payments of interest, length of lookback periods, and other administrative matters) as may be appropriate, in the sole discretion of Buyer, to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by Buyer in a manner substantially consistent with market practice (or, if Buyer determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such Benchmark exists, in such other manner of administration as Buyer decides is reasonably necessary in connection with the administration of this Agreement and the other Facility Documents).

“Benchmark Replacement Rate” shall mean a rate determined by Buyer in accordance with Section 3(f) hereof.

“Borrower” shall mean the obligor or obligors on a Promissory Note, including any Person who has assumed or guaranteed the obligations of the obligor thereunder, and (i) in the case of a Mortgage Loan, the grantor of the related Mortgage or, (ii) in the case of a Mezzanine Loan, the pledgor of equity interests in entities that own, directly or indirectly, the collateral for a related Mortgage Loan.

“BOV” shall mean, with respect to any Mortgage Asset, a broker’s opinion of value of the “as-is” or “as-stabilized” fair market value thereof by an Approved Broker and, solely with respect to the assumptions and analysis contained in such BOV and the form of such BOV, otherwise in form and substance acceptable to Buyer in its good faith discretion. For the purpose of this definition, “Approved Broker” shall mean a commercial real estate broker acceptable to Buyer in its sole discretion, in each case, that (a) is licensed as a commercial real estate broker under the laws of the jurisdiction where the related Mortgaged Property is located, (b) has no interest, direct or indirect, in such Mortgage Asset or related Mortgaged Property, and (c) whose compensation is not affected by the approval or disapproval of the related Mortgage Asset; provided that, each of (i) Cushman & Wakefield, (ii) Colliers, (iii) Newmark, (iv) CBRE, (v) JLL and (vi) BBG are acceptable to Buyer, unless approval is withdrawn by Buyer in writing, so long as they satisfy the conditions set forth in the preceding clauses (a) through (c).

“Business Day” shall mean a day other than (i) a Saturday or Sunday, (ii) any day on which banking institutions are authorized or required by law, executive order or governmental decree to be closed in the State of New York, or (iii) any day on which the New York Stock Exchange is closed.

“Buyer” shall mean Nomura Corporate Funding Americas, LLC, its successors in interest and assigns, and with respect to Section 8, its participants.

“Buyer’s Account” shall mean, unless otherwise disclosed to Sellers by Buyer in writing, the following account maintained by Buyer: Account No. [***], for the account of [***], [***], ABA No. [***], Ref: Funds for BLKM Repo.

“Capital Lease Obligations” shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Capital Stock” shall mean, as to any Person, any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests in any limited liability company, limited partnership, trust, and any and all warrants or options to purchase any of the foregoing, in each case, designated as “securities” (as defined in Section 8-102 of the Uniform Commercial Code) in such Person, including, without limitation, all rights to participate in the operation or management of such Person and all rights to such Person’s properties, assets, interests and distributions under the related organizational documents in respect of such Person. “Capital Stock” also includes (i) all accounts receivable arising out of the related organizational documents of such Person; (ii) all general intangibles arising out of the related organizational documents of such Person; and (iii) to the extent not otherwise included, all proceeds of any and all of the foregoing (including within proceeds, whether or not otherwise included therein, any and all contractual rights under any revenue sharing or similar agreement to receive all or any portion of the revenues or profits of such Person).

“Cash” shall have the meaning set forth in the Pricing Side Letter.

“Change in Control” shall mean the occurrence of any of the following:

(a) any transaction or event as a result of which Guarantor ceases to directly or indirectly own one hundred percent (100%) of the Capital Stock of each Equity Pledgor and each Seller;

(b) the sale, transfer, or other disposition of all or substantially all of any Seller Party’s assets (excluding, with respect to a Seller, any such action taken in connection with any Optional Repurchase);

(c) any transaction or event as a result of which any Equity Pledgor ceases to directly own, beneficially or of record, 100% of the Capital Stock of the related Seller;

(d) the consummation of a merger or consolidation of any Seller Party with or into another entity or any other corporate reorganization (in one transaction or in a series of transactions), if more than 49% of the combined voting power of the continuing or surviving entity’s Capital Stock outstanding immediately after such merger, consolidation or such other reorganization is owned by persons who were not owners of such Seller Party immediately prior to such merger, consolidation or other reorganization;

(e) Affiliated Servicer ceases to be an Affiliate of any Seller Party; and

(f) either Investment Manager or Asset Manager is no longer a party to an advisory agreement with Guarantor relating to management of the repurchase facility contemplated hereunder and the Purchased Assets subject thereto.

“Closing Date” shall mean June 4, 2026.

“CME Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (or a successor administrator).

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collection Account” shall mean each segregated account established by and in the name of any Seller at Bank exclusively for the benefit of Buyer, into which Income will be deposited, and which shall be subject to the related Collection Account Control Agreement.

“Collection Account Control Agreement” shall mean, with respect to each Collection Account, that certain Cash Management Agreement, dated as of the date hereof, by and among the applicable Seller, Buyer and Bank, in form and substance acceptable to Buyer, as the same may be amended, restated, supplemented or otherwise modified from time to time, and which shall provide for Buyer exclusive control of such Collection Account as of the date of execution.

“Companion Interest” shall mean, with respect to any Purchased Asset that is a Participation Interest or a Senior Note, any subordinate or pari passu Promissory Note or Participation Interest secured directly or indirectly by the same Mortgaged Property.

“Companion Interest Holder” shall mean, with respect to any Purchased Asset that is a Participation Interest or a Senior Note, any holder of a related Companion Interest.

“Confidential Information” shall have the meaning set forth in Section 32 hereof.

“Confirmation” shall have the meaning set forth in Section 3(c)(iii) hereof.

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Controlling Holder” shall mean, the holder of any Promissory Note or Participation Interest, to the extent that such holder has the full power, authority and discretion to service (or cause to be serviced) the related Mortgage Loan and/or Mezzanine Loan and to direct servicing actions with respect thereto (including, without limitation, to modify and amend the terms thereof and to pursue remedies and enforcement actions) without the consent of any other Person (including, without limitation, any holder of a companion Promissory Note or companion Participation Interest).

“Costs” shall have the meaning set forth in Section 17(a) hereof.

“Credit Event” shall mean, with respect to any Purchased Asset, the occurrence of an event or the existence of any circumstance relating to the Purchased Asset, the related Mortgaged Property or any related Borrower or guarantor of such Purchased Asset that could reasonably be expected to have an adverse effect on the value, operations or cash flows of such Purchased Asset, the value, operations, condition or cash flows at the related Mortgaged Property or the ability of the related Borrower or guarantor to perform its obligations under the related Asset Documents (including, without limitation, any default under the related Asset Documents beyond any applicable notice and cure period), as determined by Buyer in its sole discretion, exercised in good faith; provided, however, that no Credit Event shall be deemed to have occurred solely based on any disruption in the commercial real estate loan markets, commercial mortgage-backed securities markets, capital markets, or credit markets, or any other event that, in each case, solely results in the increase or decrease of interest rate spreads or other similar benchmarks (including U.S. Treasuries, interest rate swaps, Term SOFR or any other rate) unless the same has had an effect on the value of the related Mortgaged Property. Any determination that a Credit Event has occurred shall be made by Buyer in its sole good faith discretion. For the avoidance of doubt, any cram down of the unpaid principal balance of any Purchased Asset pursuant to any action by any bankruptcy court shall constitute a Credit Event.

“Custodial Agreement” shall mean that certain Custodial Agreement, dated as of the date hereof, among Seller(s), Buyer, and Custodian, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Custodian” shall mean Computershare Trust Company, N.A., and any successor thereto under the Custodial Agreement, and any other custodian approved in writing by Buyer in its sole discretion.

“Default” shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

“Default Threshold” shall have the meaning assigned thereto in the Pricing Side Letter.

“Defaulting Party” shall have the meaning set forth in Section 31(b) hereof.

“Delaware LLC Act” shall mean Chapter 18 of the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., as amended.

“Division/Series Transaction” shall mean, with respect to any Person that is a limited liability company organized under the laws of the State of Delaware, that any such Person (a) divides into two or more Persons (whether or not the original Person or Subsidiary thereof survives such division) or (b) creates, or reorganizes into, one or more series, in each case, as contemplated under the laws of the State of Delaware, including without limitation Section 18-217 of the Delaware LLC Act.

“Dollars” and “$” shall mean lawful money of the United States of America.

“Due Diligence Documents” shall have the meaning set forth in Section 20 hereof.

“Effective Date” shall mean the date upon which the conditions precedent set forth in Section 3(a) hereof shall have been satisfied.

“Eligible Asset” shall mean any Mortgage Asset that meets the following criteria (unless otherwise agreed to by Buyer in writing in its sole and absolute discretion) at all times (unless otherwise set forth below):

(a) as of the related Purchase Date, has been approved to be made subject to a Transaction by Buyer in its sole and absolute discretion;

(b) complies with the representations and warranties set forth on Schedule 1 (subject to any exceptions listed on the approved Requested Exceptions Report attached to the related Confirmation) applicable to Mortgage Assets of the same type;

(c) as of the related Purchase Date, has a minimum Adjusted Principal Balance of at least $15 million;

(d) as of the related Purchase Date, the related Mortgaged Property has an Appraisal dated within the preceding 180 days;

(e) in respect of which the related Asset File has been delivered to, and retained at, the Custodian in accordance with the terms of the Custodial Agreement; provided, that if such Purchased Asset is a Wet-Ink Mortgage Asset, such condition shall be satisfied by no later than the Wet-Ink Delivery Date;

(f) is being serviced by a Servicer that has entered into a Servicing Agreement and Servicer Notice;

(g) with respect to any Mortgage Loan and/or Mezzanine Loan:

(i) as of the related Purchase Date, is not delinquent, and was not delinquent at any time prior to the related Purchase Date with respect to any payment of principal or interest and is otherwise not in default;

(ii) accrues interest at a floating rate based on Term SOFR or, a successor benchmark in accordance with its Asset Documents;

(iii) in the case of a Mortgage Asset that accrues interest at a floating rate, has a benchmark rate cap in place that is acceptable to Buyer in its sole and absolute discretion (provided that a strike price which is sufficient to cause the related Purchased Asset’s debt service coverage ratio to equal at least 1.00x shall be deemed acceptable to Buyer);

(iv) has a term of no greater than five (5) years, inclusive of extension options;

(v) the related Borrower is a U.S. Person and is not subject to an Insolvency Event and the related Mortgaged Property is not the subject of any Insolvency Event;

(vi) no Borrower, sponsor, guarantor or other obligor of such Mortgage Asset is (A) an investor or owner in any Seller Party or (B) Affiliated with any Seller Party;

(vii) in the case of a Mortgage Loan, is secured by a first lien on one or more Mortgaged Properties that are of an Eligible Property Type and are located in a State in the U.S. or in the District of Columbia; provided that, with respect to any Mortgaged Property located in the State of North Carolina, Seller shall have obtained a North Carolina Loan Broker Registration;

(viii) in the case of a Mezzanine Loan, is secured by first lien pledges of all of the equity interests in entities that own, directly or indirectly, the real property that serves as collateral for the related Mortgage Loan;

(ix) as of the related Purchase Date, has a Senior Financing LTV of up to 80.0% as determined by Buyer in its sole and absolute discretion on a case-by-case basis based on the most recent Appraisal with respect to the related Mortgaged Property (which Appraisal is not older than 12-months at the date of determination); and

(x) as of the related Purchase Date, has a Total Financing LTV of up to 85.0% as determined by Buyer in its sole and absolute discretion on a case-by-case basis based on the most recent Appraisal with respect to the related Mortgaged Property (which Appraisal is not older than 12-months at the date of determination); and

(h) with respect to any Mezzanine Loan, such Mezzanine Loan is sold and repurchased together with the related Mortgage Loan pursuant to the same Transaction;

(i) with respect to any Promissory Note, such Promissory Note is a Senior Note and the related Mortgage Loan and/or Mezzanine Loan satisfies the criteria set forth in clause (g) above; and

(j) with respect to any Participation Interest, such Participation Interest is a Senior Participation Interest and the related Mortgage Loan and/or Mezzanine Loan satisfies the criteria set forth in clause (g) above.

“Eligible Property Type” shall mean multi-family, student housing, self-storage, manufactured-housing community, office, industrial, hospitality, data center, life science, retail, assisted living, memory care, independent living, skilled nursing, or mixed-use properties primarily comprising any of the foregoing.

“Equity Pledge Agreement” shall mean, with respect to each Seller, the Equity Pledge and Security Agreement made by the related Equity Pledgor in favor of Buyer, granting Buyer a security interest in the equity interests in such seller, as each may be amended, restated, supplemented or otherwise modified from time to time.

“Equity Pledged Assets” shall mean the “Pledged Assets” as defined in the applicable Equity Pledge Agreement.

“Equity Pledgor” shall mean, (x) with respect to Initial Seller, Initial Equity Pledgor and (y) with respect to each Additional Seller, the direct parent or parents of such Additional Seller, in each case, in their respective capacities as a pledgor under the related Equity Pledge Agreement.

“Equity Pledgor Financing Statement” shall have the meaning set forth in Section 3(a)(ix)(C) hereof.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor thereto, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” shall mean any Person which, together with any other Person is treated, as a single employer under Section 414(b) or (c) of the Code or solely for purposes of Section 302 of ERISA and Section 412 of the Code is treated as a single employer described in Section 414 of the Code.

“Escrow Instruction Letter” shall mean the Escrow Instruction Letter from Buyer and Seller to the Settlement Agent, in the form of Exhibit H hereto or as otherwise approved by Buyer in writing, as the same may be modified, supplemented and in effect from time to time.

“Event of Default” shall have the meaning set forth in Section 15 hereof.

“Event of ERISA Termination” shall mean (i) with respect to any Plan, a Reportable Event, as to which the PBGC has not by regulation waived the reporting of the occurrence of such event, or (ii) the withdrawal of any Seller or Guarantor or any ERISA Affiliate thereof from a Plan during a plan year in which it is a substantial employer, as defined in Section 4001(a)(2) of ERISA, or (iii) the failure by any Seller or Guarantor or any ERISA Affiliate thereof to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA with respect to any Plan, including, without limitation, the failure to make on or before its due date a required installment under Section 430 (j) of the Code or Section 303(j) of ERISA, or (iv) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by any Seller or Guarantor or any ERISA Affiliate thereof to terminate any Plan, or (v) the failure to meet the requirements of Section 436 of the Code resulting in the loss of qualified status under Section 401(a)(29) of the Code, or (vi) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (vii) the receipt by any Seller or Guarantor or any ERISA Affiliate thereof of a notice from a Multiemployer Plan that action of the type described in the previous clause (vi) has been taken by the PBGC with respect to such Multiemployer Plan, or (viii) any event or circumstance exists which may reasonably be expected to constitute grounds for any Seller or Guarantor or any ERISA Affiliate thereof to incur liability under Title IV of ERISA or under Sections 412(b) or 430 (k) of the Code with respect to any Plan.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Buyer or required to be withheld or deducted from a payment to a Buyer, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Buyer being organized under the laws of, or having its principal office or the office from which it books the Transactions located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Buyer with respect to an applicable interest in a Transaction pursuant to a law in effect on the date on which (i) such Buyer becomes a party to this Agreement or (ii) such Buyer changes its office from which it books the Transactions, except in each case to the extent that, pursuant to Section 8, amounts with respect to such Taxes were payable either to such Buyer’s assignor immediately before such Buyer became a party hereto or to such Buyer immediately before it changed the office from which it books the Transactions, (c) Taxes attributable to such Buyer’s failure to comply with Section 8(e) and (d) any withholding Taxes imposed under FATCA.

“Exit Fee” shall have the meaning set forth in the Pricing Side Letter.

“Extension Date” shall have the meaning set forth in the Pricing Side Letter.

“Facility Documents” shall mean this Agreement, the Pricing Side Letter, each Custodial Agreement, the Guaranty, each Collection Account Control Agreement, each Equity Pledge Agreement, each Affiliated Transferor Pledge Agreement, each Servicing Agreement, the Backup Servicing Agreement, each Servicer Notice, each Seller Agreement, each Escrow Instruction Letter (if any), each Inbound Bailee Letter, each Power of Attorney, each Confirmation, the Risk Retention Letter, the Recycled SPE Certificate and all assignment documentation executed pursuant to this Agreement in connection with specific Transactions, and any and all other documents and agreements executed and delivered by any Seller Party in connection with this Agreement or any Transactions hereunder, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time pursuant to the terms hereof.

“Facility Fee” shall have the meaning specified in the Pricing Side Letter.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Fidelity Insurance” shall mean insurance coverage with respect to employee errors, omissions, dishonesty, forgery, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud, with broad coverage on all officers, employees or other persons set forth in the next sentence acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Purchased Assets. For the sake of clarity such policies must protect and insure each Seller and its Affiliates against losses (i) resulting from fraud, theft, errors, omissions, negligence, dishonest or fraudulent acts committed by such Seller’s and its Affiliates’ personnel, and temporary contract employees or student interns and (ii) in connection with the release or satisfaction of a Purchased Asset that is a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.

“Financial Condition Covenants” shall have the meaning set forth in the Pricing Side Letter, with respect to Guarantor.

“Financial Statements” shall mean, with respect to any Person, the consolidated financial statements of income and changes in cash flow for such fiscal year and balance sheet as of the end of such fiscal year, presented fairly in accordance with GAAP for the year or other period then ended. Such financial statements will be audited, in the case of annual statements, by a nationally recognized independent certified public accounting firm approved by Buyer.

“Future Advance” shall mean, with respect to any Mortgage Asset, any amount to be advanced by the holder of such Mortgage Asset after the initial disbursement under such Mortgage Asset and which as of the date of determination has not yet been advanced. For the avoidance of doubt, (i) any earnouts or upfront reserves under, or established prior to the initial disbursement under, such Mortgage Asset that are included in the unpaid principal balance shall not constitute Future Advances and (ii) amounts in respect of earnouts shall not be considered part of the unpaid principal balance nor shall any earnouts be considered a Future Advance and as a result will not be advanced against.

“Future Advance Failure” shall mean, with respect to any Purchased Asset, the occurrence of any litigation or other proceeding alleging a failure to fund any Future Advance as and when required thereunder.

“GAAP” shall mean generally accepted accounting principles in the United States of America, applied on a consistent basis and applied to both classification of items and amounts, and shall include, without limitation, the official interpretations thereof by the Financial Accounting Standards Board, its predecessors and successors.

“Governmental Authority” shall mean any nation or government, any state, county, municipality or other political subdivision thereof or any governmental body, agency, authority, department or commission (including, without limitation, any taxing authority) or any instrumentality or officer of any of the foregoing (including, without limitation, any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned by or controlled by the foregoing.

“Guarantee” shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“Guarantor” shall mean BlackRock Monticello Debt Real Estate Investment Trust, a Maryland statutory trust, and its successors and permitted assigns.

“Guaranty” shall mean the Guaranty, dated as of the date hereof, made by Guarantor for the benefit of Buyer, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Inbound Bailee Letter” shall mean a bailee letter substantially in the form attached hereto as Exhibit I or otherwise approved in writing by Buyer delivered by a Bailee to Buyer and Custodian.

“Income” shall mean, with respect to any Purchased Asset, without duplication, all principal and income or interest or distributions, dividends or other amounts received with respect to such Purchased Asset, including any Liquidation Proceeds, loan sale proceeds, insurance proceeds or interest payable thereon or any fees or payments of any kind received, or other amounts received, but excluding (i) any amounts required to be deposited into and held in escrow or reserve pursuant to the related Asset Documents, which shall be maintained and administered by Servicer in accordance with the Servicing Agreement, as modified by the related Servicer Notice, (ii) any monthly servicing fees with respect to the Purchased Asset permitted to be retained as compensation by Servicer in accordance with the Servicing Agreement, as modified by the related Servicer Notice and (iii) solely from amounts paid by a Borrower for such purpose or as otherwise approved by Buyer in its sole and absolute discretion, reimbursements of costs and expenses to which Servicer is entitled in accordance with the Servicing Agreement.

“Indebtedness” shall mean, with respect to any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (g) Indebtedness of others Guaranteed by such Person, excluding contingent obligations that may arise by reason of customary recourse carve-outs under a non-recourse instrument, including, but not limited to, fraud, misappropriation and misapplication, and environmental indemnities, unless such carve-outs have been triggered or demand has been made thereunder; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; and (i) Indebtedness of general partnerships of which such Person is a general partner.

“Indemnified Party” shall have the meaning set forth in Section 17(a) hereof.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Seller under any Facility Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Independent Manager” shall mean a natural Person who (a) is not at the time of initial appointment and has never been, and will not while serving as Independent Manager be: (i) a stockholder, director, officer, employee, partner, member (other than a “special member” or “springing member”), manager (with the exception of serving as the Independent Manager of Seller), attorney or counsel of any Seller Party or any Affiliate or equity owner of any Seller Party; (ii) a customer, supplier or other Person who derives any of its purchases or revenues (other than any revenue derived from serving as the Independent Manager of such party) from its activities with any Seller Party, or any Affiliate or equity owner of any Seller Party; (iii) a Person controlling or under common control with any such stockholder, director, officer, employee, partner, member, manager, attorney, counsel, equity owner, customer, supplier or other Person of any Seller Party or any Affiliate or equity owner of any Seller Party; or (iv) a member of the immediate family of any such stockholder, director, officer, employee, partner, member, manager, attorney, counsel, equity owner, customer, supplier or other Person of any Seller Party or any Affiliate or equity owner of any Seller Party and (b) has (i) prior experience as an independent director or independent manager for a corporation, a trust or limited liability company whose charter documents required the unanimous consent of all independent directors or independent managers thereof before such corporation, trust or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three (3) years of employment experience and who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, or Cogency Global, Inc., or if none of these companies is then providing professional independent directors, another nationally recognized company acceptable to Buyer, that is not an Affiliate of Seller and that provides, inter alia, professional independent directors or independent managers in the ordinary course of their respective business to issuers of securitization or structured finance instruments, agreements or securities or lenders originating commercial real estate loans for inclusion in securitization or structured finance instruments, agreements or securities (a “Professional Independent Manager”) and is an employee of such a company or companies at all times during his or her service as an Independent Manager. A natural Person who satisfies the foregoing definition except for being (or having been) the independent director or independent manager of a “special purpose entity” Affiliated with any Seller Party (provided such Affiliate does not or did not own a direct or indirect equity interest in Seller) shall not be disqualified from serving as an Independent Manager, provided that such natural Person satisfies all other criteria set forth above and that the fees such individual earns from serving as independent director or independent manager of Affiliates of Seller or in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year. A natural Person who satisfies the foregoing definition other than clause (a)(ii) shall not be disqualified from serving as an Independent Manager if such individual is a Professional Independent Manager and such individual complies with the requirements of the previous sentence.

“Initial Equity Pledgor” shall mean BLK MAM Holding, LLC, a Delaware limited liability company.

“Insolvency Event” shall mean, for any Person:

(a) [reserved];

(b) [reserved];

(c) that a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of such Person or any Affiliate in an involuntary case under any applicable bankruptcy, insolvency, liquidation, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person or any Affiliate, or for any substantial part of its property, or for the winding-up or liquidation of its affairs; or

(d) the commencement by such Person or any Affiliate of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or such Person’s or any Affiliate’s consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person, or for any substantial part of its property, or any general assignment for the benefit of creditors; or

(e) [reserved];

(f) the making of a general assignment for the benefit of creditors of such Person; or

(g) such Person or any Affiliate, or any of their Subsidiaries, shall consent to, affirmatively acquiesce in or solicit any of the actions set forth in the preceding clauses (c) or (d); or

(h) any Governmental Authority or agency or any person, agency or entity acting or purporting to act under Governmental Authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or substantially all of the property of such Person, or shall have taken any action to displace the management of such Person or to curtail its authority in the conduct of the business of such Person.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended from time to time, including all rules and regulations promulgated thereunder.

“Investment Manager” shall mean BlackRock Financial Management, Inc., a Delaware corporation.

“IRS” shall mean the United States Internal Revenue Service.

“Lien” shall mean any lien, claim, charge, restriction, pledge, security interest, mortgage, deed of trust or other encumbrance.

“Liquidation Proceeds” shall mean, with respect to a Purchased Asset, all cash amounts received by the related Servicer or a Seller in connection with: (i) the liquidation of the related Mortgaged Property or other collateral constituting security for such Purchased Asset through trustee’s sale, foreclosure sale, disposition or otherwise, exclusive of any portion thereof required to be released to the related Borrower, (ii) the realization upon any deficiency judgment obtained against a Borrower or (iii) any other amounts collected on account of subsequent recoveries.

“Litigation Threshold” shall have the meaning assigned thereto in the Pricing Side Letter.

“Mandatory Early Repurchase Date” shall have the meaning assigned thereto in Section 4(a) hereof.

“Mandatory Early Repurchase Event” shall mean, with respect to each Purchased Asset, the occurrence of any of the following:

(a) such Purchased Asset is not, or ceases to be, an Eligible Asset;

(b) the complete Asset File (subject to any exceptions previously approved by Buyer in writing in its sole and absolute discretion) is not with Custodian or any applicable Bailee in violation of the Custodial Agreement and/or applicable Inbound Bailee Letter, as applicable;

(c) a material breach of the representations and warranties made by the related Seller with respect to such Purchased Asset, including those set forth in Section 13(f) and Schedule 1 (subject to any exceptions listed on the approved Requested Exceptions Report attached to the related Confirmation) applicable to Mortgage Assets of the same type, which has not been cured within the applicable cure period (if any), as determined by Buyer in its sole good faith discretion;

(d) a Future Advance Failure has occurred with respect to such Purchased Asset for which the related Seller has not deposited Reserve Funds in accordance with Section 4(d);

(e) the occurrence of a maturity default or any other event of default under the related Asset Documents;

(f) any payment (other than a payment at maturity) under such Purchased Asset is thirty (30) days or more delinquent;

(g) an Insolvency Event has occurred with respect to the related Borrower, guarantor, holder of a companion Participation Interest (to the extent such holder is the Record Holder, the Controlling Holder or has any future funding obligations) or other obligor;

(h) any Significant Modification with respect to such Purchased Asset occurring without prior written consent of Buyer; or

(i) the commencement of a mortgage foreclosure or UCC sale (under an accommodation pledge) and/or the appointment of a receiver has been initiated with respect to the related Borrower, guarantor or other obligor, related Mortgaged Property or other collateral related to such Purchased Asset.

“Margin Call” shall have the meaning assigned thereto in Section 7(a) hereof.

“Margin Deficit” shall have the meaning assigned thereto in Section 7(a) hereof.

“Margin Payment” shall have the meaning assigned thereto in Section 7(a) hereof.

“Margin Threshold” shall have the meaning assigned thereto in the Pricing Side Letter.

“Market Value” shall mean, as of any date of determination, for each Purchased Asset, the market value of such Purchased Asset which may be determined by Buyer in its sole and absolute discretion (A) as of the related Purchase Date, (B) at any time following the occurrence of an Event of Default or (C) at any time after the occurrence and during the continuance of a Credit Event; provided, that, the Market Value of a Purchased Asset shall in all cases be capped at the Adjusted Principal Balance of such Purchased Asset (i.e., 100%). Without limiting the foregoing, the Market Value shall be deemed to be zero with respect to any Purchased Asset for which a Repurchase Date has occurred.

“Material Adverse Effect” shall mean a material adverse effect on (a) the Property, business, operations, or financial condition or prospects of any Seller Party or any Affiliate thereof, (b) the ability of any Seller Party to perform its obligations under any of the Facility Documents to which it is a party, (c) the validity or enforceability of any of the Facility Documents, or (d) the rights and remedies of Buyer under any of the Facility Documents, in each case as determined by Buyer in its good faith discretion. Notwithstanding the foregoing, general market conditions shall not, in and of themselves, constitute a Material Adverse Effect unless such market conditions have, or could reasonably be expected to have, a disproportionate impact on any Seller Party as compared to similarly situated entities.

“Maximum Aggregate Purchase Price” shall have the meaning assigned thereto in the Pricing Side Letter.

“Mezzanine Loan” shall mean a whole mezzanine loan that is secured by a pledge of all of the equity interests in the entity or entities that own, directly or indirectly, the Mortgaged Property securing the related Mortgage Loan.

“Mortgage” shall mean each mortgage, or deed of trust, security agreement and fixture filing, deed to secure debt, or similar instrument creating and evidencing a first Lien on real property and other property and rights incidental thereto.

“Mortgage Asset” shall mean any (i) Mortgage Loan, (ii) Mezzanine Loan, (iii) Promissory Note (with respect to any Mortgage Loan and/or Mezzanine Loan represented by multiple notes) or (iv) Participation Interest representing an interest in a Mortgage Loan and/or Mezzanine Loan.

“Mortgage Loan” shall mean a whole mortgage loan that is secured by a first priority mortgage Lien on one or more commercial real properties.

“Mortgaged Property” shall mean, in the case of (a) a Mortgage Loan, the real property securing such Mortgage Loan; (b) a Mezzanine Loan, the mortgaged property indirectly securing such Mezzanine Loan and (c) a Participation Interest, the mortgaged property directly or indirectly securing the Mortgage Loan and/or Mezzanine Loan in which such Participation Interest represents a participation, as applicable.

“Multiemployer Plan” shall mean, with respect to any Person, a “multiemployer plan” as defined in Section 3(37) of ERISA which is or was at any time during the current year or the immediately preceding five (5) years contributed to (or required to be contributed to) by such Person or any ERISA Affiliate thereof on behalf of its employees and which is covered by Title IV of ERISA.

“Nondefaulting Party” shall have the meaning set forth in Section 31(b) hereof.

“Obligations” shall mean (a) any amounts owed by any Seller to Buyer in connection with any or all Transactions hereunder, together with interest thereon (including interest which would be payable as post-petition interest in connection with any bankruptcy or similar proceeding) and all other obligations, amounts, fees or expenses which are payable to Buyer hereunder or under any of the Facility Documents and (b) all other obligations or amounts owed by any Seller to Buyer or its Affiliates under any other contract or agreement, in each case, whether such amounts or obligations owed are direct or indirect, absolute or contingent, matured or unmatured.

“OFAC” shall have the meaning set forth in the definition of “Sanctions”.

“Optional Repurchase” shall have the meaning set forth in Section 3(d) hereof.

“Optional Repurchase Date” shall have the meaning set forth in Section 3(d) hereof.

“Other Connection Taxes” shall mean, with respect to any Buyer, Taxes imposed as a result of a present or former connection between such Buyer and the jurisdiction imposing such Tax (other than connections arising from such Buyer having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Facility Document, or sold or assigned an interest in any Transaction or Facility Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Facility Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Participant Register” shall have the meaning set forth in Section 22(c) hereof.

“Participation Certificate” shall mean the original participation certificate that was executed and delivered in connection with a Participation Interest.

“Participation Interest” shall mean a participation interest in a Mortgage Loan and/or Mezzanine Loan.

“PBGC” shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permitted Encumbrances” shall have the meaning set forth in Schedule 1 attached hereto.

“Person” shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

“Plan” shall mean, with respect to any Person, any employee benefit or similar plan that is or was at any time during the current year or immediately preceding five years established, maintained or contributed to by such Person or any ERISA Affiliate thereof and that is covered by Title IV of ERISA or Section 412 of the Code, other than a Multiemployer Plan.

“Pledged Collateral” shall have the meaning specified in the applicable Affiliated Transferor Pledge Agreement.

“Post-Default Rate” shall have the meaning assigned thereto in the Pricing Side Letter.

“Power of Attorney” shall mean, individually or collectively as the context may require, a power of attorney in the form of Exhibit F-1 hereto delivered by each Seller and/or Exhibit F-2 hereto delivered by each Servicer (if any) which is an Affiliate of any Seller Party.

“Price Differential” shall mean, for each day, the aggregate amount obtained by daily application of the applicable Pricing Rate (or, during the continuation of an Event of Default, by daily application of the Post-Default Rate) for the related Purchased Asset to the Repurchase Price (excluding from the definition of Repurchase Price any amounts calculated pursuant to clause (B) of such definition) for such Purchased Asset on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Purchased Asset and ending on (but excluding) the Repurchase Date for such Purchased Asset (reduced by any amount of such Price Differential previously paid by a Seller to Buyer with respect to such Purchased Asset). For the avoidance of doubt, each Seller’s obligation to pay any Price Differential to Buyer with respect to any Purchased Asset shall continue until the Repurchase Price for such Purchased Asset is remitted to Buyer’s Account (and not any Collection Account or any other account).

“Pricing Rate” shall have the meaning assigned thereto in the Pricing Side Letter.

“Pricing Rate Determination Date” shall mean, with respect to each Pricing Rate Period and each Transaction, (a) if Term SOFR is the applicable Benchmark, the second (2nd) U.S. Government Securities Business Day preceding the first day of such Pricing Rate Period or (b) if Term SOFR is not the applicable Benchmark, the second (2nd) Business Day preceding the first day of such Pricing Rate Period or such other day as may be determined by Buyer in accordance with the Benchmark Administration Changes.

“Pricing Rate Period” shall mean, with respect to each Remittance Date and each Transaction: (a) in the case of the first Pricing Rate Period for such Transaction, the period commencing on and including the initial Purchase Date for such Transaction and ending on and excluding the following Remittance Date, and (b) in the case of any subsequent Pricing Rate Period for such Transaction, the period commencing on and including the immediately preceding Remittance Date and ending on and excluding the following Remittance Date; provided, however, that in no event shall any Pricing Rate Period for any Purchased Asset end subsequent to the date on which such Purchased Asset is actually repurchased.

“Pricing Side Letter” shall mean that certain Pricing Side Letter, dated as of the date hereof, between Buyer and Sellers, as acknowledged and agreed to by Guarantor, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Privacy Laws” shall mean any applicable local, state and federal laws relating to privacy and data protection.

“Prohibited Transferee” shall have the meaning assigned thereto in the Pricing Side Letter.

“Promissory Note” shall mean the promissory note or other evidence of the indebtedness of a Borrower secured by a Mortgage Loan or Mezzanine Loan.

“Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Purchase Date” shall mean the date on which (i) Purchased Assets are transferred by a Seller to Buyer hereunder and (ii) the date on which a Purchase Price Increase is made.

“Purchase Price” shall mean with respect to a Purchased Asset, an amount equal to (x) the amount paid by Buyer to a Seller on the Purchase Date for such Purchased Asset, which shall be an amount equal to the Asset Value of such Purchased Asset as of the related Purchase Date, plus (y) the amount of any related additional Purchase Price funded to a Seller pursuant to this Agreement on account of any related Future Advance.

“Purchase Price Increase” shall mean, with respect to any Purchased Asset, an increase in the Purchase Price pursuant to Sections 3(c)(ii) or 3(g) or otherwise on account of amounts advanced by Buyer.

“Purchase Price Percentage” shall have the meaning assigned thereto in the Pricing Side Letter.

“Purchased Assets” shall mean the collective reference to the Mortgage Assets transferred by a Seller to Buyer in connection with a Transaction hereunder and listed on the Asset Schedule attached to the related Confirmation, which Asset Files the Custodian has been instructed to hold pursuant to the Custodial Agreement (other than Purchased Assets that have been repurchased by the applicable Seller in accordance with the terms hereof and reassigned in accordance with Section 3(e)). Unless otherwise specified, any reference to a Purchased Asset which is a Mortgage Loan shall include the Mortgage Loan and any related Mezzanine Loan, if any, that is subject to the same Transaction.

“Qualified Transferee” shall have the meaning set forth in the Pricing Side Letter.

“Record Holder” shall mean, the holder of any Promissory Note or Participation Interest, to the extent that such holder is a lender of record (including, without limitation, the mortgagee or pledgee, as applicable, of record) with respect to the related Mortgage Loan and/or Mezzanine Loan pursuant to the related co-lender agreement, participation agreement or intercreditor agreement.

“Records” shall mean all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by any Seller or any other Person or entity with respect to a Mortgage Asset. Records shall include the Promissory Notes, the Asset Files and the credit files related to the Mortgage Asset and any other instruments necessary to document or service a Mortgage Asset.

“Recycled SPE Certificate” shall mean that certain Recycled Special Purpose Entity Certificate, dated as of the date hereof, delivered by Initial Seller.

“Register” shall have the meaning set forth in Section 22(b) hereof.

“Regulation Z” shall mean Regulation Z implementing the Truth in Lending Act of 1968, as the same may be modified and supplemented and in effect from time to time.

“Regulations T, U and X” shall mean Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

“Remittance Date” shall mean (i) the fifteenth (15th) calendar day of the month, or the next succeeding Business Day, if such calendar day shall not be a Business Day and (ii) the Termination Date.

“Reportable Event” shall mean any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty-day notice period is waived under PBGC Reg. § 4043.

“Repurchase Assets” shall have the meaning provided in Section 9(a)(i) hereof.

“Repurchase Date” shall mean, with respect to any Purchased Asset, the earliest to occur of (i) the Termination Date, (ii) the maturity date of such Purchased Asset, as the same may be extended in accordance with the express terms of the related Asset Documents (provided that, the prior written consent of Buyer shall be obtained for any extension for which there is any lender discretion), (iii) the date on which such Purchased Asset has been paid in full, (iv) the Optional Repurchase Date with respect to such Purchased Asset, (v) the Mandatory Early Repurchase Date with respect to such Purchased Asset; (vi) the Accelerated Repurchase Date; or (vii) the date (if any) specified in the related Confirmation.

“Repurchase Notice” shall have the meaning provided in Section 4(a) hereof.

“Repurchase Price” shall mean, with respect to any Purchased Asset, as of any date of determination, an amount equal to the applicable Purchase Price minus (A) the sum of (i) any Income which has been remitted to Buyer’s Account and applied to the Repurchase Price of such Purchased Asset (and allocated to such Purchased Asset) by Buyer pursuant to this Agreement and (ii) any payments made by or on behalf of any Seller in reduction of the outstanding Repurchase Price in each case before or as of such determination date with respect to such Purchased Asset (and allocated to such Purchased Asset), plus (B)(i) any accrued and unpaid Price Differential, (ii) any related fees, increased costs, indemnification amounts, taxes and breakage fees allocable to the repurchase of such Purchased Assets or release of such Purchased Asset, and (iii) any other amounts due and payable under this Agreement, including if applicable, any fee due in each case pursuant to the Pricing Side Letter.

“Requested Exceptions Report” shall mean, with respect to each Mortgage Asset proposed to be sold to Buyer in accordance with, and subject to the terms and conditions of, this Agreement, the list of all exceptions to the applicable representations and warranties set forth in Schedule 1. The approved Requested Exception Report for a Purchased Asset shall be attached to the related Confirmation and Buyer’s signature on such Confirmation shall be deemed to be Buyer’s approval of the exceptions listed on such Requested Exceptions Report.

“Requirement of Law” shall mean as to any Person, any law, treaty, rule, regulation, procedure or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserve Fund” shall have the meaning specified in Section 4(d).

“Responsible Officer” shall mean, (a) as to any Person, the chief executive officer, chief analytics officer, chief investment officer, chief capital markets officer or, with respect to financial matters, the chief financial officer of such Person and (b) additionally, as to any Seller Party, any manager, officer or director or managing member thereof.

“Retention Holder” shall mean BLK MAM Holding, LLC, a Delaware limited liability company.

“Risk Retention Letter” shall mean the Risk Retention Letter from Retention Holder and Sellers to Buyer, as the same may be modified, supplemented and in effect from time to time.

“Sanctioned Jurisdiction” shall mean any country, region or territory that is the subject of comprehensive Sanctions (as of the date hereof, including Cuba, Iran, North Korea, and the covered regions of Ukraine (currently, Crimea, the so-called Donetsk People’s Republic and Luhansk People’s Republic regions, and the Kherson and Zaporizhzhia regions), in each case as such list may be updated by OFAC from time to time).

“Sanctioned Person” shall mean (a) any Person that is listed on OFAC’s List of Specially Designated Nationals and Blocked Persons (“SDN List”), or is otherwise the subject of blocking sanctions administered by OFAC, or (b) any entity owned 50 percent or more, directly or indirectly and in the aggregate, by one or more Persons described in clause (a).

“Sanctions” shall mean any economic or financial sanctions or trade embargoes administered, enacted or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) or the U.S. Department of State.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Section 4402” shall have the meaning set forth in Section 31 hereof.

“Seller” or “Sellers” shall have the meaning set forth in the preamble.

“Sellers’ Account” shall mean, unless otherwise specified in the Confirmation for a particular Transaction, the following account maintained by Sellers: Account No. [***], for the account of [***], [***], ABA No. [***].

“Seller Agreement” shall mean (i) with respect to Initial Seller, that certain Amended and Restated Limited Liability Company Agreement, dated as of the date hereof, of such Seller, by and between Initial Equity Pledgor and the Independent Manager (as defined therein), and (ii) with respect to any Additional Seller, the applicable limited liability company agreement of such Additional Seller entered into by the related Equity Pledgor and an Independent Manager, in each case, as the same may be amended, restated, supplemented, or otherwise modified from time to time, as permitted pursuant to this Agreement.

“Seller Financing Statement” shall have the meaning set forth in Section 3(a)(ix)(A) hereof.

“Seller Party” shall mean, individually or collectively, as the context may require, each Seller, each Equity Pledgor, each Affiliated Transferor Pledgor, each Guarantor, and any Servicer that is Affiliated with any other Seller Party.

“Senior Financing LTV” shall mean, with respect to any Mortgage Asset, a fraction (expressed as a percentage) (A) the numerator of which is the outstanding principal balance of such Mortgage Asset (taking into account the Mortgage Loan and any related Mezzanine Loan that is, or will be, included as a Purchased Asset, together with any pari-passu loans but excluding any subordinate loans (other than any Mezzanine Loan that is, or will be, included as a Purchased Asset) secured directly or indirectly by the related Mortgaged Property) and (B) the denominator of which is the “as-is” value of the related Mortgaged Property or Mortgaged Properties as determined by Buyer in its sole and absolute discretion.

“Senior Note” shall mean a Promissory Note evidencing a senior or pari passu senior position in a Mortgage Loan or a Mezzanine Loan; provided that the holder of any pari passu Senior Note is the Controlling Holder. A Senior Note shall not be junior to any other Promissory Note secured by the same Mortgaged Property.

“Senior Participation Interest” shall mean a senior or pari passu senior Participation Interest in a Mortgage Loan or a combination of a Mortgage Loan and a related Mezzanine Loan evidenced by a Participation Certificate; provided that the holder of any pari passu Senior Participation Interest is the Record Holder and the Controlling Holder. A Senior Participation Interest shall not be junior to any other Participation Interest or Promissory Note secured directly or indirectly by the same Mortgaged Property.

“Servicer” shall mean (i) MonticelloAM Servicing, LLC, a Delaware limited liability company, (ii) Backup Servicer and (iii) any other servicer approved by Buyer in its sole discretion to service or subservice Purchased Assets, in each case solely to the extent such Person has entered into a Servicing Agreement with the applicable Seller and a Servicer Notice with the applicable Seller and Buyer.

“Servicer Account” shall mean, with respect to any Servicer, each segregated account (if any) established by such Servicer exclusively for Income (if applicable, it being acknowledged that initial Servicer shall remit Income directly to the Collection Account) and/or any escrows and reserves related to the Purchased Assets serviced or managed, as applicable, by such Servicer. All references to “Servicer Account” shall mean the applicable Servicer Account.

“Servicer Notice” shall mean, with respect to any Servicer, a servicer notice that is entered into by such Servicer, Buyer and the applicable Seller(s), in each case, which shall be substantially in the form of Exhibit G hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Servicer Termination Event” shall mean, with respect to any Servicer: (a) the occurrence of a material breach or default or an event of default or similar occurrence under the applicable Servicing Agreement, (b) a material breach of the related Servicer Notice or other Facility Document to which it is a party beyond any applicable notice and/or cure period, or (c) such Servicer shall become the subject of an Insolvency Event.

“Servicing Agreement” shall mean any servicing agreement and/or asset management agreement entered into among the applicable Seller(s) and a Servicer, as approved by Buyer and of which Buyer shall be an intended third-party beneficiary pursuant to a Servicer Notice, and as each may be amended, restated, supplemented or otherwise modified from time to time.

“Servicing Records” shall mean, with respect to each Purchased Asset, all servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of such Purchased Asset.

“Servicing Rights” shall mean rights of any Person to administer, manage, service or subservice, the Purchased Assets or to possess related Servicing Records.

“Settlement Agent” shall mean, with respect to any Wet-Ink Mortgage Asset, (i) a national title company or other escrow agent to which the proceeds of the related Transaction are to be wired and with has agreed to comply with the instructions set forth in the related Escrow Instruction Letter with respect to such proceeds and (ii) which has been approved by Buyer in its reasonable discretion.

“Significant Modification” shall mean, with respect to any Purchased Asset (as used in this definition, including without limitation, with respect to any Purchased Asset which is a partial interest in a Mortgage Loan and/or Mezzanine Loan, such underlying Mortgage Loan and/or Mezzanine Loan), any of the following:

(a) any amendment, consent, or written waiver or other action or inaction which has the effect of modifying or waiving any monetary term or material non-monetary term (including, without limitation, prepayment terms, timing of payments and acceptance of discounted payoffs) of such Purchased Asset or any extension of the maturity date of such Purchased Asset, other than (i) if required pursuant to the specific terms of such Purchased Asset without any lender discretion, or (ii) any amendment, consent, or written waiver that has the effect of modifying or waiving a financial covenant or similar term under the related Asset Documents, which shall not be deemed a Significant Modification so long as, after giving effect to such amendment, consent or waiver, (A) the related Mortgage Asset is current (i.e., no monetary default or payment delinquency exists thereunder); (B) the debt service coverage ratio with respect to the related Purchased Asset is greater than 1.25x, as determined by Seller in its reasonable discretion; (C) the minimum net worth requirement applicable to the related guarantor is an amount equal to or greater than seventy-five (75%) of the outstanding principal balance of such Purchased Asset; (D) the minimum liquidity requirement applicable to the related guarantor is an amount equal to or greater than seven and one-half percent (7.5%) of the outstanding principal balance of such Purchased Asset; and (E) the same financial covenant has not been amended or waived, whether pursuant to a single amendment, consent, or waiver or a series thereof, for more than two (2) consecutive calendar quarters without the prior written consent of Buyer;

(b) any release of collateral or any acceptance of substitute or additional collateral for such Purchased Asset or any consent to either of the foregoing, other than (i) if required pursuant to the specific terms of such Purchased Asset and (ii) for which there is no lender discretion;

(c) any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to such Purchased Asset or any consent to such a waiver or consent to a transfer of the related Mortgaged Property (or any portion thereof) or interests in the related Borrower (or any portion thereof) or consent to the incurrence of debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related Asset Documents;

(d) any acceptance of an assumption agreement releasing the related Borrower or other obligor from liability under such Purchased Asset other than (i) pursuant to the specific terms of such Purchased Asset and (ii) for which there is no lender discretion;

(e) any foreclosure or exercise of any material remedies under such Purchased Asset;

(f) any approval of a ground lease, master lease or other lease for all or substantially all of the Mortgaged Property for which lender consent is required pursuant to the related Asset Documents;

(g) any approval of a management agreement or any amendment of or any material consent, waiver or other action under a management agreement or the Asset Documents related thereto, unless there is no lender discretion;

(h) any material amendment of, material waiver of right under, entering into or execution of any intercreditor, co-lender, participation or other similar agreement among creditors other than any such agreements that are in effect as of the related Purchase Date;

(i) any amendment, consent, waiver or other action or inaction under or in connection with such Purchased Asset which, in each case, would have the effect of waiving any monetary or material non-monetary default or any event of default, or waiving or delaying the exercise of any remedies in connection therewith, including without limitation, entering into any legally binding forbearance agreement; or

(j) with respect to any Purchased Asset where the related Borrower, guarantor or other obligor is an Affiliate of any Seller Party, any modification, consent, waiver or other action or inaction which has the effect of waiving or modifying any term thereof or the granting of any accommodation or approval thereunder.

With respect to any Purchased Asset for which an Affiliate of Seller is the holder of, or has the right to exercise, any control rights (including, without limitation, as holder of a controlling class in a securitization) with respect to any Significant Modification of the related Mortgage Loan, Mezzanine Loan and/or Companion Interest, as applicable, shall be deemed to be a Significant Modification of such Purchased Asset.

“Single-Employer Plan” shall mean a single-employer plan as defined in Section 4001(a)(15) of ERISA which is subject to the provisions of Title IV of ERISA.

“SOFR” shall mean a rate per annum equal to the secured overnight financing rate as calculated by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) and set forth on its public website.

“S&P” shall mean Standard & Poor’s Ratings Services, or any successor thereto.

“Sponsor” shall mean, with respect to any Mortgage Loan, any Person that is the ultimate controlling owner of the related Borrower.

“Subsidiary” shall mean, with respect to any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” shall have the meaning assigned thereto in the Pricing Side Letter.

“Term SOFR” shall mean, with respect to each Pricing Rate Period, the rate per annum determined by Buyer as the forward-looking one-month term rate based on SOFR, as published by the CME Term SOFR Administrator at approximately 5:00 a.m., Chicago time, on the related Pricing Rate Determination Date. Any change in Term SOFR in accordance with this definition shall be effective without notice to Seller.

“Total Financing LTV” shall mean, with respect to any Mortgage Asset, a fraction (expressed as a percentage) (A) numerator of which is the sum of (i) the outstanding principal balance of such Mortgage Asset (taking into account the Mortgage Loan and any related Mezzanine Loan that is, or will be, included as a Purchased Asset) plus (ii) the outstanding principal balance of any other related pari-passu or subordinate loans (including Mezzanine Loans secured directly or indirectly by the related Mortgaged Property) and (B) the denominator of which is the “as-is” value of the related Mortgaged Property or Mortgaged Properties as determined by Buyer in its sole and absolute discretion.

“Transaction” shall have the meaning set forth in Section 1 hereof.

“Transaction Notice” shall mean a request from any Seller to Buyer, which may be by electronic means (including e-mail), to enter into a Transaction.

“Trust Receipt” shall have the meaning set forth in the definition of “Trust Receipt” or any similar term in the Custodial Agreement.

“Underwriting Package” shall mean with respect to any proposed Purchased Assets, the Asset Schedule listing such proposed Purchased Assets and such other computer readable file or other information requested by Buyer during the course of its due diligence, including but not limited to the items set forth on Exhibit D hereto, and delivered prior to the date of a Transaction for such proposed Purchased Assets containing, with respect to the related proposed Purchased Assets, information in form and substance acceptable to Buyer in its sole discretion.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Repurchase Assets or the continuation, renewal or enforcement thereof is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

“UCC Filing Jurisdiction” shall mean, (a) with respect to any Seller, the State of Delaware and (b) with respect to any other Person, the State or Commonwealth of organization of such Person.

“UCC Financing Statement” shall mean, individually or collectively as the context may require, each Seller Financing Statement, each Affiliated Transferor Pledgor Financing Statement, each Equity Pledgor Financing Statement and any other UCC financing statement filed pursuant to Section 3(b)(xvii).

“USA Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended.

“U.S. Government Securities Business Day” shall mean any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” shall mean a “United States person” (as such term is defined in Section 7701(a)(30) of the Code).

“U.S. Tax Compliance Certificate” shall have the meaning set forth in Section 8(e)(ii) hereof.

“Wet-Ink Delivery Date” shall have the meaning assigned to such term in the Pricing Side Letter.

“Wet-Ink Mortgage Asset” shall mean a Mortgage Asset which a Seller is selling to Buyer simultaneously with the origination thereof and for which the related Asset File has not been received by Custodian as of related Purchase Date. A Purchased Asset shall cease to be a Wet-Ink Mortgage Asset on the date on which Buyer has received (i) an Asset Schedule and Exception Report from Custodian with respect to such Purchased Asset confirming that Custodian has physical possession of the related Asset File and (ii) a Trust Receipt issued by Custodian showing no exceptions with respect to such Purchased Asset in accordance with the Custodial Agreement.

Section 3. No Commitment; Initiation; Termination

During the Availability Period and subject to the terms and conditions set forth herein, Buyer agrees that it may, in its sole discretion, enter into Transactions with Sellers from time to time for the purchase of Eligible Assets and subsequent increases (and corresponding decreases, as applicable) in the Purchase Price thereof in accordance with the terms set forth herein, in an aggregate principal amount that will not result in the Aggregate Facility Repurchase Price to exceed, as of any date of determination, the Maximum Aggregate Purchase Price. The repurchase facility provided under this Agreement is not a commitment by Buyer to enter into Transactions with the Sellers but sets forth the requirements under which Buyer would consider entering into such Transactions as set forth herein. For the sake of clarity, each Seller hereby acknowledges that Buyer is under no obligation to agree to enter into, or to enter into, any Transaction pursuant to this Agreement.

(a) Conditions Precedent to Initial Transaction. Buyer’s agreement (if any) to enter into the initial Transaction hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Transaction, of the condition precedent that Buyer shall have received from Seller any fees and expenses payable hereunder, and all of the following documents, each of which shall be satisfactory to Buyer and its counsel in form and substance:

(i) Facility Documents. The Facility Documents duly executed by the parties thereto;

(ii) Opinions of Counsel. An opinion or opinions of the Seller Parties’ outside counsel, dated as of the date hereof, as to such customary matters as Buyer may request and in form and substance acceptable to Buyer in its sole good faith discretion, including, without limitation, with respect to (A) Buyer’s first priority lien on and perfected security interest in the Purchased Assets and the Repurchase Assets; (B) Buyer’s perfected security interest in any Collection Account and the amounts deposited therein from time to time; (C) the non-contravention of law, enforceability and corporate opinions with respect to the Seller Parties; (D) the inapplicability of the Investment Company Act of 1940 to the Seller Parties; and (E) the applicability of Bankruptcy Code, “repurchase agreement”, “securities contract” and “master netting agreement” safe harbors to this Agreement, the Guaranty, each Equity Pledge Agreement, each Affiliated Transferor Pledge Agreement (if any) and the Servicer Notice;

(iii) Seller Parties’ Organizational Documents. A certificate of existence of each Seller Party delivered to Buyer prior to the Effective Date and certified copies of the organizational documents of each Seller Party and of all corporate or other authority for each Seller Party with respect to the execution, delivery and performance of the Facility Documents and each other document to be delivered by such Seller Party from time to time in connection herewith, in each case, in form and substance acceptable to Buyer in its good faith discretion;

(iv) Good Standing Certificates. A certified copy of a good standing certificate from the jurisdiction of organization of each Seller Party, dated as of no earlier than the date that is thirty (30) calendar days prior to the date hereof;

(v) Incumbency Certificates. An incumbency certificate of the manager, member, director or other similar officer of each Seller Party, certifying the names, true signatures and titles of the representatives duly authorized to request transactions hereunder and to execute the Facility Documents to which it is a party;

(vi) Security Interest. Evidence that all other actions necessary or, in the good faith opinion of Buyer, desirable to perfect and protect the sale, transfer, conveyance and assignment by each Seller to Buyer or its designee, subject to the terms of this Agreement, all of such Seller’s right, title and interest in and to the Purchased Assets, the Repurchase Assets and other items pledged under Section 9(a) hereof, together with all right, title and interest in and to the proceeds of the Purchased Assets and the Repurchase Assets have been taken;

(vii) Insurance. Evidence that Buyer has been added as an additional loss payee under the Guarantor’s Fidelity Insurance;

(viii) Power of Attorney. A Power of Attorney in the form of Exhibit F-1 hereto executed by each Seller and a Power of Attorney in the form of Exhibit F-2 hereto executed by each Servicer (if any) which is an Affiliate of any Seller Party;

(ix) Security Interest.

(A) Evidence that all other commercially reasonable actions necessary to perfect and protect Buyer’s interest in the Purchased Assets have been taken. Each Seller shall take all commercially reasonable steps as may be necessary in connection with performing UCC searches and duly authorizing and filing Uniform Commercial Code financing statements in the UCC Filing Jurisdiction of such Seller, naming such Seller as “Debtor” and Buyer as “Secured Party” and describing as “Collateral” “All assets of Seller, whether now owned or existing or hereafter acquired or arising and wheresoever located, and all proceeds and all products there” (each, a “Seller Financing Statement”);

(B) Evidence that all other commercially reasonable actions necessary to perfect and protect Buyer’s interest in the Servicing Rights have been taken. Each Seller shall take (or cause Servicer to take) all commercially reasonable steps as may be necessary in connection with duly authorizing and filing a UCC financing statement in the UCC Filing Jurisdiction of each Servicer (if any) which is an Affiliate of any Seller Party naming such Servicer as “Debtor” and Buyer as “Secured Party” and describing as “Collateral” all of such Servicer’s Servicing Rights related to the Purchased Assets and all proceeds related thereto; and

(C) Evidence that all other commercially reasonable actions necessary to perfect and protect Buyer’s interest in the Equity Pledged Assets have been taken. Each Equity Pledgor shall take all steps as may be necessary in connection with duly authorizing and filing a UCC financing statement in the UCC Filing Jurisdiction of such Equity Pledgor naming such Equity Pledgor as “Debtor” and Buyer as “Secured Party” and describing as “Collateral” all of such Equity Pledged Assets and all proceeds related thereto (each, an “Equity Pledgor Financing Statement”);

(x) Other Documents. Such other documents as Buyer may reasonably request, in form and substance reasonably acceptable to Buyer; and

(xi) Payment of Facility Fee. Payment to Buyer from Sellers of the Facility Fee.

(b) Conditions Precedent to all Transactions. Upon satisfaction of the conditions set forth in this Section 3(b), and subject to the limitations set forth in the first paragraph of Section 3, Buyer may, in its sole discretion, enter into a Transaction with Sellers; provided that, each Seller agrees and acknowledges that there shall be no new Transactions during the Amortization Period. Buyer’s entering into each Transaction (including the initial Transaction and each Purchase Price Increase) is subject to the satisfaction of the following further conditions precedent, both immediately prior to entering into such Transaction and also after giving effect thereto to the intended use thereof:

(i) Confirmation. Seller shall have executed and delivered to Buyer a Confirmation in accordance with the procedures set forth in Section 3(c);

(ii) Due Diligence Review. Without limiting the generality of Section 20 hereof, Buyer shall have received the Underwriting Package at least ten (10) Business Days prior to the related Purchase Date (or such lesser time agreed to by Buyer in writing in its sole discretion), and (A) shall have completed, to Buyer’s satisfaction, its due diligence review of the related proposed Purchased Assets, and (B) at its sole discretion, shall have completed, to its satisfaction, its due diligence review of the Seller Parties and each applicable Servicer;

(iii) No Margin Deficit; No Default; No Servicer Termination Event. No Margin Deficit, Servicer Termination Event, Default or Event of Default shall have occurred and be continuing or will result after giving effect to the requested Transaction;

(iv) Representations and Warranties; Eligible Assets. Both immediately prior to the requested Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by the Seller Parties under the Facility Documents (including Section 13(f) and Schedule 1 hereto in respect of each related Mortgage Asset subject to any exceptions listed on the approved Requested Exceptions Report attached to the related Confirmation) shall be true, correct and complete on and as of such Purchase Date with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date). Each Mortgage Asset offered for purchase to Buyer pursuant to such Transaction is an Eligible Asset;

(v) Maximum Purchase Price. After giving effect to the requested Transaction, (i) the Aggregate Facility Repurchase Price for all Purchased Assets subject to then outstanding Transactions under this Agreement (including such Purchased Assets that are being proposed by the Sellers for purchase under such Transaction) shall not exceed the Maximum Aggregate Purchase Price and (ii) the Purchase Price of the related Purchased Asset shall not exceed its Asset Value;

(vi) Transaction Notice. With respect to each proposed Purchased Asset, at least ten (10) Business Days (or such lesser time agreed to by Buyer in its sole discretion) prior to the related Purchase Date, Sellers shall have delivered to Buyer (a) a Transaction Notice, (b) an Asset Schedule, and (c) an initial Confirmation;

(vii) Delivery of Asset File. With respect to each Mortgage Asset that is subject to a proposed Transaction: (A) other than in the case of a Wet-Ink Mortgage Asset, (x) the applicable Seller shall have delivered to Custodian the Asset File with respect to such Mortgage Asset and (y) the Custodian shall have issued (i) an Asset Schedule and Exception Report with respect to such Mortgage Asset as soon as practicable (but no later than one (1) Business Day prior to the related Purchase Date or such later time as agreed to by Buyer) and (ii) a Trust Receipt showing no exceptions with respect to such Mortgage Asset to Buyer as of the related Purchase Date by no later than 3:00 p.m. (New York City time) on such Purchase Date subject to and in accordance with the Custodial Agreement, and (B) in the case of a Wet-Ink Mortgage Asset, (w) the applicable Bailee and the applicable Seller shall have delivered to Buyer an Inbound Bailee Letter for such Mortgage Asset duly executed and delivered by the parties thereto, (x) the applicable Seller shall have delivered to Bailee the Asset File with respect to such Mortgage Asset, (y) the applicable Bailee has confirmed possession of the Asset File by no later than 3:00 p.m. (New York City time) on the related Purchase Date in accordance with the terms of the related Inbound Bailee Letter and (z) the applicable Settlement Agent and the applicable Seller shall have delivered to Buyer an Escrow Instruction Letter with respect to such Mortgage Asset duly executed and delivered by the parties thereto;

(viii) Delivery of Appraisal. With respect to the Mortgaged Property securing any Mortgage Asset that is subject to a proposed Transaction, Sellers shall have delivered to Buyer a true and complete copy of a related Appraisal for such Mortgaged Property dated no more than one hundred eighty (180) days prior to the origination date of such Mortgage Asset;

(ix) Servicer Notices. Buyer shall have received an acknowledgment from Servicer, which may be by email, that each Mortgage Asset that is subject to the proposed Transaction will be subject to the applicable Servicer Notice upon becoming a Purchased Asset;

(x) Approval of Servicing Agreement. To the extent not previously delivered and approved, Buyer shall have, in its sole discretion, approved each Servicing Agreement pursuant to which any Mortgage Asset that is subject to the proposed Transaction is serviced;

(xi) Purchase Price Floor. With respect to Mortgage Assets to be subject to the proposed Transaction, the aggregate Purchase Price for any Transaction shall not be less than Ten Million Dollars ($10,000,000) unless approved by Buyer;

(xii) Fees and Expenses. Buyer shall have received all fees and expenses due and owing as of the related Purchase Date, including, but not limited to, all fees and expenses of counsel to Buyer and due diligence vendors as contemplated by herein and the Pricing Side Letter, which amounts, at Buyer’s option, may be withheld from the proceeds remitted by Buyer to the Sellers pursuant to any Transaction hereunder;

(xiii) Requirements of Law. Buyer shall not have determined that the introduction of or a change in any Requirement of Law or in the interpretation or administration of any Requirement of Law applicable to Buyer has made it unlawful, and no Governmental Authority shall have asserted in writing that it is unlawful, for Buyer to enter into Transactions hereunder;

(xiv) No Material Adverse Change. None of the following shall have occurred and/or be continuing:

(A) an event or events shall have occurred in the good faith determination of Buyer resulting in the effective absence of a “repo market” or comparable “lending market” for financing debt obligations secured by mortgage loans or securities or an event or events shall have occurred resulting in Buyer not being able to finance mortgage loans through the “repo market” or “lending market” with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events; or

(B) an event or events shall have occurred resulting in the effective absence of a “securities market” for securities backed by mortgage loans or an event or events shall have occurred resulting in Buyer not being able to sell securities backed by mortgage loans at prices which would have been reasonable prior to such event or events; or

(C) there shall have occurred a material adverse change in the financial condition of Buyer which affects (or can reasonably be expected to affect) materially and adversely the ability of Buyer to fund its obligations under this Agreement; or

(D) there shall have occurred (i) a material change in financial markets, an outbreak or escalation of hostilities or a material change in national or international political, financial or economic conditions; (ii) a general suspension of trading on major stock exchanges; or (iii) a disruption in or moratorium on commercial banking activities or securities settlement services.

(xv) Certification. Each Confirmation executed and delivered by Sellers hereunder shall constitute a certification by Sellers that all the conditions set forth in this Section 3(b) have been, or will be on the related Purchase Date, satisfied (both as of the date of such notice or request and as of such Purchase Date);

(xvi) Evidence of Ownership. Buyer shall have received evidence satisfactory to it that (x) Sellers own the proposed Purchased Assets prior to remittance of the Purchase Price by Buyer and (y) if any proposed Purchased Asset is a Wet-Ink Mortgage Asset, Sellers own the proposed Purchased Asset simultaneously with the origination thereof, in each case, prior to remittance of the Purchase Price by Buyer.

(xvii) Acquisition from Affiliated Transferor. To the extent any Mortgage Asset that is subject to a proposed Transaction is transferred to a Seller from an Affiliated Transferor, the Affiliated Transferor Pledge Agreement Requirements by each applicable Affiliated Transferor;

(xviii) Funding of Wet-Ink Mortgage Asset. With respect to any proposed Transaction involving a Wet-Ink Mortgage Asset:

(A) the related Seller shall have provided evidence satisfactory to Buyer that such Seller has transferred funds to the related Settlement Agent on the related Purchase Date to be applied to the origination of such Wet-Ink Mortgage Asset, in an amount equal to the portion of the funding for the origination of such Wet-Ink Mortgage Asset that will not be funded by Buyer pursuant to such Transaction; and

(B) the related Seller shall have confirmed receipt of a closing protection letter and the wire instructions for Settlement Agent have been validated by Buyer or its designee;

(xix) Other Documents. Such other agreements, documents, letters or side letters as Buyer may reasonably request, in form and substance reasonably acceptable to Buyer.

(c) Initiation.

(i) During the Availability Period, Sellers shall request that Buyer enter into any Transaction for Eligible Assets by delivering to Buyer an Asset Schedule, Underwriting Package and a Transaction Notice, as early as practicable, but no later than ten (10) Business Days (or such lesser time agreed to by Buyer in writing in its sole discretion) prior to the proposed Purchase Date and delivery of such Transaction Notice shall be deemed a representation and warranty that no Seller has actual knowledge of any material information concerning the applicable Eligible Asset which is not reflected in such Asset Schedule or Transaction Notice or other information or otherwise disclosed to Buyer in writing. Buyer shall have the right to review the information set forth on the Transaction Notice and accompanying Asset Schedule, the Underwriting Package and the Eligible Assets proposed to be subject to a Transaction as Buyer determines during normal business hours. Sellers shall involve Buyer in all aspects of due diligence as Buyer shall deem necessary in its sole discretion for all related diligence items in each Seller’s possession or control.

(ii) Upon Sellers’ request to enter into a Transaction pursuant to Section 3(c)(i) and satisfaction of all conditions precedent set forth in this Section 3 have been met, on the requested Purchase Date, Buyer may, in its sole discretion, purchase the Eligible Assets included in the related Transaction Notice pursuant to the terms of this Agreement.

(iii) Upon request, Sellers shall deliver to Buyer (a) a draft initial confirmation no later than two (2) Business Days prior to the proposed Purchase Date, or on such date as mutually agreed upon by Sellers and Buyer, substantially in the form of Exhibit A-1 attached hereto (a “Confirmation”), confirming the terms agreed upon between Buyer and Sellers for such Transaction and attaching the final Asset Schedule. If each of the conditions precedent in this Section 3 hereof have been met as determined by Buyer in its sole discretion, and Buyer so elects in its sole discretion, Buyer may fund the related Purchase Price on the Purchase Date in accordance with Section 3(c)(vi) below and such funding shall be deemed to be Buyer’s acceptance of the terms of the proposed Transaction set forth in the applicable Confirmation. Sellers shall execute and return the final Confirmation to Buyer via e-mail on or prior to noon (New York City time) on the related Purchase Date.

(iv) Each Transaction Notice and Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction(s) covered thereby.

(v) Other than with respect to any Wet-Ink Mortgage Asset, prior to the related Purchase Date, Sellers shall deliver to Custodian the Asset File pertaining to each Mortgage Asset made subject to a Transaction. With respect to each Mortgage Asset that is a Wet-Ink Mortgage Asset, Seller shall deliver to Custodian the Asset File pertaining to such Mortgage Asset no later than the Wet-Ink Delivery Date.

(vi) Subject to the provisions of this Section 3, to the extent that Buyer agrees in its sole discretion to fund the related Purchase Price on the Purchase Date in accordance with Sections 3(c)(ii) and (iii) above, the aggregate Purchase Price for the related Transaction shall then be made available to Sellers (x) with respect to each Purchased Asset which is not a Wet-Ink Mortgage Asset, and upon Buyer’s receipt of the Trust Receipt in accordance with the Custodial Agreement by Buyer transferring, via wire transfer in the aggregate amount of such Purchase Prices in funds immediately available in accordance with Section 10(b) and (y) with respect to each Wet-Ink Mortgage Asset, by

Buyer transferring to the Settlement Agent in accordance with the wire instructions set forth in the related Confirmation via wire transfer the aggregate amount of such Purchase Price in funds immediately available; provided that to the extent funds are disbursed to the Settlement Agent and a Wet-Ink Mortgage Asset is not funded, such funds shall be refunded to Buyer on the same Business Day.

(vii) With respect to any Wet-Ink Mortgage Asset subject to a Transaction, on the related Purchase Date and on each Business Day following such Purchase Date, no later than 5:00 p.m. (New York time), pursuant to the Custodial Agreement, Custodian shall deliver to Buyer a schedule listing each Wet-Ink Mortgage Asset with respect to which the complete Asset File has not been received by Custodian.

(d) Optional Repurchase. Sellers may effect a repurchase of one or more Purchased Assets on any Business Day (such repurchase, an “Optional Repurchase” and the date thereof, an “Optional Repurchase Date”) subject to satisfaction of the following conditions: (i) at least five (5) Business Days’ prior written notice to Buyer designating the Optional Repurchase Date and the Purchased Assets to be repurchased, (ii) no Default or Event of Default has occurred and be continuing as of the Optional Repurchase Date unless, with respect to a Default, such Default will be cured by such Optional Repurchase, (iii) no Margin Deficit shall result or remain immediately after such repurchase and (iv) the payment by Sellers to Buyer of the Repurchase Price and the related Exit Fee (if any) directly to Buyer’s Account.

(e) Repurchase. On the Repurchase Date (including an Optional Repurchase Date, so long as the conditions in Section 3(d) are satisfied) for any Transaction, termination of such Transaction will be effected by reassignment to the applicable Seller or its designee of the Purchased Assets (and any Income in respect thereof received by Buyer not previously credited or transferred to, or applied to the obligations of, Sellers pursuant to Section 5 hereof) against the simultaneous transfer of the Repurchase Price to Buyer’s Account; provided that, Buyer shall have no obligation to permit such Seller to repurchase individual Purchased Assets if an Event of Default has occurred and be continuing. Such obligation to repurchase exists without regard to any prior or intervening liquidation or foreclosure with respect to any Purchased Asset (but Liquidation Proceeds received by Buyer shall be applied to reduce the Repurchase Price for the Purchased Assets to which such Liquidation Proceeds relate on each Remittance Date except as otherwise provided herein). Seller is obligated to obtain the Asset Files from the Custodian at such Seller’s expense on the Repurchase Date; provided that Buyer shall execute any required request for release or similar instrument and shall otherwise reasonably cooperate with Seller in connection with obtaining Asset Files related to Purchased Assets that have been repurchased in accordance with the terms of this Agreement.

(f) Administration of the Benchmark.

(i) If prior to any Remittance Date, Buyer determines in its sole but good faith discretion that, by reason of circumstances affecting the relevant market, (i) adequate and reasonable means do not exist for ascertaining the Benchmark, (ii) the Benchmark is no longer in existence, (iii) continued implementation of the Benchmark is no longer administratively feasible or no significant market practice for the administration of the Benchmark exists, (iv) the Benchmark will not adequately and fairly reflect the cost to Buyer of purchasing or maintaining Purchased Assets or (v) the administrator of the applicable Benchmark or a Governmental Authority having jurisdiction over Buyer has made a public statement identifying a specific date after which the Benchmark shall no longer be made available or used for determining the interest rate of loans, Buyer may give prompt notice thereof to Sellers, whereupon the rate that will replace the Benchmark for the Pricing Rate period immediately succeeding such Remittance Date, and for all subsequent Pricing Rate periods until such notice has been withdrawn by Buyer, shall be the greater of (i) an alternative benchmark rate (including any mathematical or other adjustments to such benchmark rate (if any) incorporated therein) and (ii) zero, in lieu of the then-applicable Benchmark (any such rate, a “Benchmark Replacement Rate”), together with any proposed Benchmark Administration Changes, in each case as determined by Buyer in its sole discretion.

(ii) Subject to the following sentence, Buyer will have the right to make Benchmark Administration Changes from time to time with respect to the Benchmark (including any Benchmark Replacement Rate), and will promptly notify Sellers of the effectiveness of any such changes. Any adoption of Benchmark Administration Changes and any determination of a Benchmark Replacement Rate shall be made by Buyer in a manner substantially consistent with market practice (or, if Buyer decides that adoption of any portion of such market practice is not administratively feasible or if Buyer determines that no market practice for the administration of such Benchmark Replacement Rate exists, in such other manner of administration as Buyer decides is reasonably necessary in connection with the administration of this Agreement and the other Facility Documents). Notwithstanding anything to the contrary herein or the other Facility Documents, any such Benchmark Administration Changes will become effective without any further action or consent of Sellers or any other party to this Agreement or the other Facility Documents.

(iii) Any determination, decision or election that may be made by Buyer pursuant to this Section 3(f), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its discretion and without consent from any other party to this Agreement or any other Facility Document.

(iv) Buyer does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement Rate), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement Rate) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Administration Changes, unless, solely with respect to this clause (b), such liability arises from Buyer’s bad faith, gross negligence or willful misconduct in connection with such Benchmark Administration Changes. Buyer and its Affiliates or other related entities may engage in transactions that affect the calculation of Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement Rate) or any relevant adjustments thereto, in each case, in a manner adverse to Sellers. Buyer may select information sources or services in its reasonable discretion to ascertain the Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to any Seller Party or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

(g) Future Advances. (i) From time to time during the Availability Period, in connection with the making of a Future Advance to a Borrower under a Purchased Asset, the related Seller may request an increase of the Purchase Price of such Purchased Asset; provided that Sellers shall not request more than one (1) increase with respect to the same Purchased Asset during any calendar month. Any approval by Buyer of such increase of the Purchase Price shall be in writing and given or denied at Buyer’s sole and absolute discretion.

(ii) If such approval for a Purchase Price increase is granted, Buyer’s funding of such increase shall be subject to the satisfaction of the following conditions:

(A) both immediately prior to the requested Purchase Price increase and also after giving effect thereto and to the intended use thereof, the conditions set forth in Sections 3(b)(xiii) (Requirements of Law), 3(b)(xiv) (No Material Adverse Change) and 3(b)(xvi) (Security Interest) have been satisfied;

(B) at least ten (10) Business Days prior written notice to Buyer together with (1) copies of all documentation submitted by Borrower in connection with the applicable Future Advance and (2) evidence that all conditions precedent to such Future Advance under the related Asset Documents have been satisfied or will be satisfied as of the date of the related funding (or, if any conditions will not be satisfied, written request for Buyer’s waiver of such conditions);

(C) unless otherwise consented to by Buyer, the amount of the requested Purchase Price increase with respect to any Purchased Asset is at least $1,000,000;

(D) Buyer shall have determined to its satisfaction that (1) there is no monetary or material non-monetary default then existing under such Purchased Asset, (2) all conditions precedent to such Future Advance under the related Asset Documents have been duly satisfied or waived by Buyer in writing and (3) any additional conditions imposed by Buyer with respect to such Future Advance, as specified in the related Confirmation, have been duly satisfied or waived by Buyer in writing;

(E) delivery by the applicable Seller to Buyer of an amended and restated Confirmation for the applicable Transaction which reflects the increase in the Purchase Price signed by a Responsible Officer of such Seller (provided, however, that Buyer shall not be liable to any Seller if it inadvertently acts on a Confirmation that has not been signed by a Responsible Officer of such Seller), and delivery by Buyer to such Seller of a countersigned copy of such amended and restated Confirmation;

(F) no Margin Deficit, Servicer Termination Event, Default or Event of Default shall have occurred and be continuing or will result after giving effect to the requested Purchase Price increase;

(G) both immediately prior to the requested Purchase Price increase and also after giving effect thereto and to the intended use thereof, the representations and warranties made by the Seller Parties under the Facility Documents (including in Section 13(f) and Schedule 1 hereto in respect of each related Purchased Asset subject to any exceptions listed on the approved Requested Exceptions Report attached to the related Confirmation) shall be true, correct and complete on and as of such Purchase Date with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

(H) after giving effect to the requested Purchase Price Increase, (1) the Aggregate Facility Repurchase Price for all Purchased Assets subject to then outstanding Transactions under this Agreement (including such Purchase Price Increase) shall not exceed the Maximum Aggregate Purchase Price and (2) the Purchase Price of the related Purchased Asset shall not exceed its Asset Value;

(I) Buyer shall have received a written certification by Sellers (which may be contained in the related Confirmation) stating that foregoing conditions have been or will be satisfied as of the time required above and all conditions precedent to the funding of such Future Advance under the related Asset Documents have been satisfied; and

(J) Sellers shall have delivered to Buyer such other information and documentation (including, without limitation, either an updated title policy or an appropriate date-down endorsement) as Buyer requests, in its sole and absolute discretion, to the extent in Seller’s possession or obtainable by Seller pursuant to the related Asset Documents or at de minimis expense to Seller.

(iii) Upon the satisfaction of all conditions set forth in Section 3(g)(ii) as determined by Buyer, in its sole but good faith discretion, Buyer shall transfer the amount of the Purchase Price increase to an account of the applicable Seller or, if such increase is being funded on the same day as the Future Advance is being made to the related Borrower, directly to the Borrower, Servicer or any title company, settlement agent or other Person, as agreed to by Buyer and such Seller.

Section 4. Mandatory Repurchases.

(a) Without limiting Buyer’s rights and remedies under Section 7 hereof or otherwise, if a Mandatory Early Repurchase Event has occurred for any Purchased Asset, then the Asset Value thereof shall automatically be reduced to zero (unless otherwise determined by Buyer in its sole discretion) and Buyer may, at its option, by written notice to Sellers (as such notice is more particularly set forth below, a “Repurchase Notice”), require the applicable Seller to repurchase such Purchased Asset. In the case of such repurchase, Sellers shall, at Buyer’s written direction, be required to repurchase the affected Purchased Asset by remitting the related Repurchase Price (as set forth in the Repurchase Notice) to Buyer as soon as is practicable but, in any case, not more than five (5) Business Days after Buyer has delivered such Repurchase Notice to Sellers (such date, the “Mandatory Early Repurchase Date”). Sellers shall be required to notify Buyer as soon as is practicable after obtaining actual knowledge of any fact that could be the basis for any Mandatory Early Repurchase Event (x) pursuant to clauses (e) (with respect to a maturity default) or (f) of such definition, not more than two (2) Business Days after obtaining knowledge thereof, and (y) pursuant to any other clause of such definition, not more than five (5) Business Days after obtaining knowledge thereof. For the sake of clarity, Sellers shall ensure that such Repurchase Price (including without limitation any related expenses of Buyer incurred in connection therewith) is remitted directly to Buyer’s Account and not pursuant to Section 5 hereof. Any cash remitted to Buyer pursuant to this Section 4(a) shall be credited and applied to the Repurchase Price of the related Purchased Asset and any other amounts then due and payable by Sellers with respect to such Purchased Asset.

(b) Buyer’s election, in its sole and absolute discretion, not to send a Repurchase Notice at any time a Purchased Asset is subject to a Mandatory Early Repurchase Event shall not in any way limit or impair its right to send a Repurchase Notice at a later time.

(c) The fact that Buyer has conducted or has failed to conduct any partial or complete due diligence investigation in connection with its purchase of any Purchased Asset shall not affect Buyer’s right to demand repurchase or any other remedy as permitted under this Agreement.

(d) Notwithstanding anything to the contrary in Section 4(a) hereof, to the extent that (i) a Future Advance Failure has occurred, (ii) Seller has provided evidence satisfactory to Buyer in its sole good faith discretion that such Seller is contesting such alleged Future Advance Failure in good faith and (iii) Seller has deposited in the Collection Account (to be held therein for the benefit of Buyer) a Cash reserve (each, a “Reserve Fund”) equal to the disputed Future Advance amount, no Mandatory Early Repurchase Date shall be deemed to occur with respect to such Purchased Asset. Buyer shall apply Reserve Funds (i) so long as no Event of Default shall have occurred and is continuing, at the request of such Seller, to cure the applicable Future Advance Failure or (ii) upon the occurrence and during the continuance of an Event of Default, to the Obligations in such order of priority as Buyer shall determine in its sole and absolute discretion.

Section 5. Income Payments.

(a) Notwithstanding that Buyer and Sellers intend that the Transactions hereunder be sales to Buyer of the Purchased Assets and Repurchase Assets for all purposes except accounting and tax purposes, Sellers shall pay to Buyer the accrued and unpaid Price Differential (less any amount of such Price Differential previously paid by Sellers to Buyer) on each Remittance Date. If any Seller fails to pay all or part of the Price Differential then due on any Remittance Date and such failure has resulted in an Event of Default, the Pricing Rate shall be equal to the Post-Default Rate until the Price Differential then due is received in full by Buyer. For the avoidance of doubt, each Seller’s obligation to pay any Price Differential to Buyer shall not be deemed to be satisfied (and such Price Differential shall not be deemed to be paid to Buyer) until the amount of such Price Differential is actually received in full by Buyer in Buyer’s Account (and not any Collection Account or any other account).

(b) Sellers shall cause all Borrowers and other obligors to make all payments in respect of the Purchased Assets to Servicer. Sellers shall, and shall cause Servicer, and any interim servicer to, segregate and hold for the benefit of, and in trust for, Buyer all Income and other amounts received with respect to the Purchased Assets, and dispose thereof in accordance with the terms of the Servicing Agreement as modified by the related Servicer Notice. Each Seller shall cause Servicer to deposit all Income received on account of the Purchased Assets serviced or managed by Servicer into a Collection Account within three (3) Business Days following receipt. To the extent any Seller is holding any Income, such Seller shall deposit such Income promptly on receipt into a Collection Account. All Income shall be held in trust for Buyer, shall constitute the property of Buyer except for tax purposes which shall be treated as income and property of such Seller and when deposited to the Collection Account in accordance with the Servicer Notice and this Agreement, shall not be commingled with other property of such Seller, any Servicer or any of their respective Affiliates. Funds deposited in each Collection Account shall be held therein, in trust for Buyer, until they are distributed in accordance with this Agreement.

(c) Subject to the terms of the applicable Collection Account Control Agreement, funds on deposit in each Collection Account shall be applied by the Bank at the direction of Buyer on each Remittance Date prior to the occurrence of an Event of Default as follows:

(i) first, to Buyer an amount equal to the Price Differential which has accrued and is outstanding as of such Remittance Date;

(ii) second, to Buyer on account of unpaid fees, expenses, and indemnity amounts due to Buyer under the Facility Documents, amounts due to Buyer in connection with any Optional Repurchase, amounts due to Buyer in connection with Buyer’s delivery of a Repurchase Notice under Section 4(a) and any other amounts due to Buyer from any Seller Party under the Facility Documents;

(iii) third, to Buyer on account of, and for application to, the Repurchase Price of each Purchased Asset, the amount of principal payments that have been received with respect to such Purchased Asset and the amount of any sale proceeds received by Sellers in connection with sale of Purchased Assets; provided that, with respect to any Purchased Asset that is paid in full, Buyer shall receive the related Repurchase Price for such Purchased Asset;

(iv) fourth, and without limiting Buyer’s rights under Section 7, to Buyer an amount equal to any unpaid Margin Deficit regardless of whether notice has been delivered;

(v) fifth, remaining amounts (if any), to the Sellers’ Account.

Buyer shall be expressly permitted to set-off and appropriate and apply any amounts on deposit in each Collection Account against any payment obligation due and owing under this Section 5(c).

(d) To the extent that Buyer receives any funds from a third party purchaser with respect to the purchase by such third party purchaser of a Purchased Asset, Buyer shall promptly apply such funds in accordance with the same order of priority set forth in Section 5(c) hereof with such funds being first allocated to the Repurchase Price of the related Purchased Assets purchased by such third party purchaser.

(e) Notwithstanding anything to the contrary herein, if an Event of Default has occurred and is continuing, Bank shall remit all amounts in each Collection Account to, or at the direction of, Buyer for applicable to the Obligations in such order of priority as Buyer shall determine in its sole and absolute discretion.

Section 6. Requirements of Law.

(a) If any Requirement of Law or any change in the interpretation or application thereof or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i) shall subject Buyer to any Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” or (iii) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(ii) shall impose, modify or hold applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of Buyer; or

(iii) shall impose on Buyer any other condition;

and the result of any of the foregoing is to increase the cost to Buyer, by an amount which Buyer determines is material, of entering, continuing or maintaining any Transaction or to reduce any amount due or owing hereunder in respect thereof, then, in any such case, Sellers shall promptly pay Buyer such additional amount or amounts as calculated by Buyer in good faith as will compensate Buyer for such increased cost or reduced amount receivable.

(b) If Buyer shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any corporation controlling Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on Buyer’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Buyer’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by Buyer to be material, then from time to time, Sellers shall promptly pay to Buyer such additional amount or amounts as will compensate Buyer for such reduction.

(c) If Buyer becomes entitled to claim any additional amounts pursuant to this Section, it shall make good faith efforts to promptly notify Sellers of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section submitted by Buyer to Sellers shall be conclusive in the absence of manifest error.

Section 7. Margin Maintenance.

(a) Buyer shall have the right to determine the Market Value of each Purchased Assets in accordance with the definition thereof, which determination may affect the Asset Value of such Purchased Asset. If, as of any date of determination, the Asset Value of any Purchased Asset is less than the outstanding Repurchase Price (excluding any amounts of Repurchase Price calculated pursuant to clause (B) of such definition) of such Purchased Asset (a “Margin Deficit”), then, provided such Margin Deficit is in an amount equal to or exceeding the Margin Threshold, Buyer may, by written notice to Sellers (as such written notice is more particularly set forth below, a “Margin Call”), require Sellers to transfer to Buyer or its designee cash to cure such Margin Deficit (such amount, the “Margin Payment”). If Buyer delivers a Margin Call to Sellers, then Sellers shall transfer the Margin Payment to Buyer or its designee no later than 5:00 p.m. (New York City time) two (2) Business Days after the applicable Margin Call delivery.

(b) The failure of Buyer, on any one or more occasions, to exercise its rights hereunder, shall not change or alter the terms and conditions of this Agreement or limit the right of Buyer to do so at a later date. Sellers and Buyer each agree that a failure or delay by Buyer to exercise its rights hereunder shall not limit or waive Buyer’s rights under this Agreement or otherwise existing by law or in any way create additional rights for Sellers.

Section 8. Taxes.

(a) Any and all payments by or on account of any obligation of any Seller under any Facility Document shall be made without deduction or withholding for any Taxes, except as required by law. If any Requirement of Law requires the deduction or withholding of any Tax from any such payment, then such Seller shall make (or cause to be made) such deduction or withholding and shall timely pay (or cause to be timely paid) the full amount deducted or withheld to the relevant Governmental Authority in accordance with Requirement of Law and, if such Tax is an Indemnified Tax, then the sum payable by such Seller shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 8) Buyer receives an amount equal to the sum it would have received had no such deduction or withholding been made in respect of such Indemnified Taxes.

(b) In addition, Sellers shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with any Requirement of Law.

(c) Sellers shall indemnify Buyer, within ten (10) Business Days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 8) payable or paid by Buyer or required to be withheld or deducted from a payment to Buyer, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Seller by Buyer shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Taxes by any Seller to a Governmental Authority pursuant to this Section 8, such Seller shall deliver to Buyer the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Buyer.

(e) (i) If Buyer is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Facility Document, Buyer shall deliver to Seller, at the time or times reasonably requested by any Seller, such properly completed and executed documentation reasonably requested by such Seller as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, Buyer, if reasonably requested by any Seller, shall deliver such other documentation prescribed by Requirements of Law or reasonably requested by such Seller as will enable such Seller to determine whether or not Buyer is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 8(e)(ii)(A), Section 8(e)(ii)(B) and Section 8(e)(ii)(D) below) shall not be required if in Buyer’s reasonable judgment such completion, execution or submission would subject Buyer to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of Buyer:

(ii) Without limiting the generality of the foregoing:

(A) if Buyer is a U.S. Person, it shall deliver to each Seller on or prior to the date on which Buyer becomes a party under this Agreement (and from time to time thereafter upon the reasonable request of Seller), executed copies of IRS Form W-9 certifying that Buyer is exempt from U.S. federal backup withholding tax;

(B) if Buyer is not a U.S. Person, it shall, to the extent it is legally entitled to do so, deliver to such Seller (in such number of copies as shall be requested by such Seller) on or prior to the date on which Buyer becomes a party under this Agreement (and from time to time thereafter upon the reasonable request of such Seller), whichever of the following is applicable:

(1) in the case of a Buyer that is not a U.S. Person claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Facility Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Facility Document, IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Buyer that is not a U.S. Person claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit E to the effect that such Buyer is not a “bank” within the meaning of section 881(c)(3)(A) of the Code, a “10 percent shareholder” of such Seller within the meaning of section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable);

(4) to the extent that a Buyer that is not a U.S. Person is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate or IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Buyer is a partnership and one or more direct or indirect partners of such Buyer are claiming the portfolio interest exemption, such Buyer may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(C) if Buyer is not a U.S. Person, it shall, to the extent it is legally entitled to do so, deliver to such Seller (in such number of copies as shall be requested by such Seller) on or prior to the date on which Buyer becomes a party under this Agreement (and from time to time thereafter upon the reasonable request of such Seller), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such Seller to determine the withholding or deduction required to be made; and

(D) if a payment made to Buyer under any Facility Document would be subject to U.S. federal withholding Tax imposed by FATCA if Buyer were to fail to comply with the applicable reporting requirements of FATCA (including those contained in section 1471(b) or 1472(b) of the Code, as applicable), Buyer shall deliver to such Seller at the time or times prescribed by law and at such time or times reasonably requested by Seller such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Seller as may be necessary for such Seller to comply with its obligations under FATCA and to determine that Buyer has complied with Buyer’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include all amendments made to FATCA after the date of this Agreement.

Buyer agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the applicable Seller(s) in writing of its legal inability to do so.

(f) If any party hereto determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 8 (including by the payment of additional amounts pursuant to this Section 8), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 8 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 8(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 8(f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 8(f) the payment of which would place the indemnified party in a less favorable net after Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 8(f) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g) Without prejudice to the survival of any other agreement of Sellers hereunder, the agreements and obligations of Sellers contained in this Section 8 shall survive any assignment of rights by, or the replacement of the Buyer, the termination of the Transactions, the termination of this Agreement, and the repayment, satisfaction or discharge of all obligations under any Facility Document.

Section 9. Security Interest; Power of Attorney.

(a) Security Interest. On each Purchase Date, each Seller hereby sells, assigns and conveys to Buyer all right, title and interest in each related Mortgage Asset, including all of each Seller’s Servicing Rights. Although the parties intend that all Transactions hereunder be sales and purchases and not loans (in each case, other than for accounting and tax purposes), in the event any such Transactions are deemed to be loans, and in any event, each Seller, to the extent of its rights therein, hereby pledges to Buyer as security for the performance of the Obligations and hereby grants, assigns and pledges on the date hereof and on each Purchase Date, to Buyer a first priority security interest in such Seller’s rights, title and interest in:

(i) the Purchased Assets, the Records related to the Purchased Assets, all Servicing Rights related to the Purchased Assets and the related Servicing Records (including all rights of any Servicer to receive from any third party or to take delivery of any Servicing Records or other documents which constitute a part of the Asset File or the Servicing Records), the Facility Documents, any Property relating to any Purchased Asset or the related Mortgaged Property, all insurance policies and insurance proceeds relating to any Purchased Asset or any related Mortgaged Property, including but not limited to any payments or proceeds under any related primary insurance or hazard insurance, any Income relating to any Purchased Asset, each Collection Account, each Servicing Agreement, and any other contract rights, accounts (including any interest of such Seller in escrow accounts and trust accounts) and any other payments, rights to payment (including payments of interest or finance charges) and general intangibles to the extent that the foregoing relates to any Purchased Assets and any other assets relating to the Purchased Assets (including, without limitation, any other accounts) or any interest in the Purchased Assets, and any proceeds, products and distributions, together with all accessions and additions thereto, substitutions and replacements therefor, and any other property, rights, title or interests with respect to any of the foregoing, in all instances, whether now owned or hereafter acquired, now existing or hereafter created and wherever located (collectively, together with the Equity Pledged Assets, the “Repurchase Assets”).

(ii) The grant of security interest set forth in this Section 9(a) is intended to constitute a security agreement or other arrangement or other credit enhancement related to this Agreement and Transactions hereunder as defined under Sections 101(47)(v) and 741(7)(xi) of the Bankruptcy Code.

(b) Mezzanine Loans. Without limiting the generality of the foregoing and for the avoidance of doubt, if any determination is made that any Mezzanine Loan which is a Purchased Asset was not sold by a Seller to Buyer pursuant to this Agreement, or that any Mezzanine Loan does not qualify for the safe harbor treatment provided by the Bankruptcy Code, then such Seller hereby pledges, assigns and grants to Buyer as further security for such Seller’s obligations to Buyer hereunder, a continuing first priority security interest in and Lien upon each such Mezzanine Loan which constitutes a Purchased Asset hereunder, and Buyer shall have all the rights and remedies of a “secured party” under the Uniform Commercial Code with respect thereto. The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to this Agreement and Transactions hereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.

(c) Servicing Rights. Without limiting the generality of the foregoing and in the event that a Seller is deemed to retain any residual Servicing Rights, and for the avoidance of doubt, such Seller grants, assigns and pledges to Buyer a first priority security interest in the related Servicing Rights and the related Servicing Records, all rights of such Seller to receive from any third party or to take delivery of any Servicing Records or other documents which constitute a part of the Asset File and proceeds related thereto and all of its contractual rights under any Servicing Agreement in respect of the servicing thereunder and in all instances, whether now owned or hereafter acquired, now existing or hereafter created, including all of the Servicing Rights related to the Purchased Assets. The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to this Agreement and Transactions hereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.

(d) Financing Statements. Each Seller hereby authorizes Buyer to file such financing statement or statements relating to the Repurchase Assets as Buyer, at its option, may deem reasonable and appropriate to protect Buyer’s interest therein. Sellers shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 9.

(e) Buyer’s Appointment as Attorney in Fact. Each Seller hereby irrevocably constitutes and appoints Buyer and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Seller and in the name of such Seller or in its own name, from time to time solely during the continuance of an Event of Default, for the purpose of carrying out the terms of this Agreement and to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, in each case, during the continuance of an Event of Default and subject to the terms of this Agreement. Without limiting the generality of the foregoing, each Seller hereby gives Buyer the power and right, on behalf of such Seller without assent by, but with notice to, such Seller, if an Event of Default has occurred and be continuing, to do the following:

(i) in the name of such Seller or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any Repurchase Assets and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due with respect to any Repurchase Assets whenever payable;

(ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Repurchase Assets; and

(iii) (A) to direct any party liable for any payment under any Repurchase Assets to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct, including, without limitation, any payment agent with respect to any Repurchase Asset; (B) to send “goodbye” letters on behalf of such Seller and Servicer; (C) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Repurchase Assets; (D) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Repurchase Assets;

(E) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Repurchase Assets or any proceeds thereof and to enforce any other right in respect of any Repurchase Assets; (F) to defend any suit, action or proceeding brought against such Seller with respect to any Repurchase Assets; (G) to settle, compromise or adjust any suit, action or proceeding described in clause (F) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; and (H) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Repurchase Assets as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer’s option and Sellers’ expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Repurchase Assets and Buyer’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as such Seller might do.

Each Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable. In addition to the foregoing, each Seller agrees to execute a Power of Attorney in the form of Exhibit F-1 hereto to be delivered on the date hereof and upon the written request of Buyer; provided, that Buyer agrees not to exercise any such Power of Attorney unless an Event of Default has occurred. Sellers and Buyer acknowledge that the Power of Attorney shall terminate on the date on which both (1) this Agreement is terminated and (2) all Obligations hereunder have been satisfied in full.

Each Seller also authorizes Buyer, if an Event of Default shall have occurred, from time to time, to execute, in connection with any sale provided for in Section 16 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Repurchase Assets.

The powers conferred on Buyer hereunder are solely to protect Buyer’s interests in the Repurchase Assets and shall not impose any duty upon it to exercise any such powers. Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Sellers for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

Section 10. Payment, Transfer And Remittance.

(a) Payments and Transfers of Funds. Unless otherwise mutually agreed in writing, all transfers of funds to be made by Sellers hereunder shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer’s Account, not later than 3:00 p.m. (New York City time), on the date on which such payment shall become due (and each such payment made after such time shall be deemed to have been made on the next succeeding Business Day). Each Seller acknowledges that it has no rights of withdrawal from the foregoing account.

(b) Remittance of Purchase Price. On the Purchase Date for each Transaction, ownership of the related Mortgage Assets shall be transferred to Buyer or its designee (i) with respect to Mortgage Assets which are not Wet-Ink Mortgage Assets, against the simultaneous transfer of the Purchase Price to the account of Sellers or such other account designated by Sellers to Buyer simultaneously with the delivery to Buyer of the Mortgage Assets relating to each Transaction and (ii) with respect to Wet-Ink Mortgage Assets upon the disbursement of funds by Settlement Agent pursuant to the terms and conditions of the Escrow Instruction Letter. Upon Settlement Agent obtaining knowledge that any Wet-Ink Mortgage Asset proposed to be subject to a Transaction was not originated, Seller shall cause Settlement Agent to immediately return Buyer’s funds via wire transfer to Buyer’s Account in accordance with the Escrow Instruction Letter. Sellers shall use commercially reasonable efforts to notify Buyer and Settlement Agent (including via-email) if a Wet-Ink Mortgage Asset was not originated within three (3) business hours of any Seller’s knowledge of the occurrence thereof.

Section 11. Hypothecation or Pledge of Purchased Assets. Title to all Purchased Assets and Repurchase Assets shall pass to Buyer and Buyer shall have free and unrestricted use of all Purchased Assets and Repurchase Assets, subject to the terms hereof. Nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Repurchase Assets or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating the Repurchase Assets; provided that, so long as no Event of Default has occurred and is continuing, without the written consent of any Seller, no pledge, repledge, transfer, hypothecation or rehypothecation shall be made to a Prohibited Transferee. In furtherance, and not by limitation of, the foregoing, it is acknowledged that each counterparty with which Buyer may engage in a transaction as contemplated hereunder is a repledgee as contemplated by Sections 9-207 and 9-623 of the UCC (and the relevant Official Comments thereunder). Nothing contained in this Agreement shall obligate Buyer to segregate any Purchased Assets delivered to Buyer by Sellers.

Section 12. Fees. Sellers shall pay to Buyer, in immediately available funds, all fees and amounts due and owing as set forth in the Pricing Side Letter. Such payment shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at such account designated by Buyer.

Section 13. Representations. Each Seller represents and warrants to Buyer, jointly and severally, that as of the date of this Agreement, each Purchase Date and any other date on which these representations and warranties are remade or deemed remade in accordance with the terms of this Agreement or any other Facility Document or certification delivered in connection herewith or therewith, and at all times while the Facility Documents and any Transaction hereunder is in full force and effect:

(a) Acting as Principal. Sellers will engage in such Transactions as principal (or, if agreed in writing in advance of any Transaction by the other party hereto, as agent for a disclosed principal).

(b) Solvency. Neither the Facility Documents nor any Transaction thereunder are entered into in contemplation of insolvency or with intent to hinder, delay or defraud any of a Seller’s creditors. The transfer of the Purchased Assets subject hereto is not undertaken with the intent to hinder, delay or defraud any of a Seller’s creditors. Each Seller is not insolvent within the meaning of 11 U.S.C. Section 101(32) and the transfer and sale of the Purchased Assets pursuant hereto (i) will not cause such Seller to become insolvent, (ii) will not result in any property remaining with such Seller to be unreasonably small capital with which to engage in its business, and (iii) will not result in debts that would be beyond such ability to pay as same mature. Each Seller received reasonably equivalent value in exchange for the transfer and sale of the Purchased Assets.

(c) No Broker. No Seller has dealt with any broker, investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to this Agreement.

(d) Ability to Perform. Each Seller has the ability to perform each and every covenant contained in the Facility Documents to which it is a party on its part to be performed.

(e) Existence. Each Seller (i) is a limited liability company duly organized, validly existing under the laws of the State of Delaware, (ii) is in good standing under the laws of the State of Delaware, (iii) has all requisite limited liability company or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iv) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary.

(f) Representations and Warranties Regarding the Purchased Assets. With respect to each Purchased Asset, the representations and warranties on Schedule 1 are true, correct and complete subject to any exceptions listed on the approved Requested Exceptions Report attached to the related Confirmation.

(g) No Breach. Neither (a) the execution and delivery of the Facility Documents nor (b) the consummation of the transactions therein contemplated to be entered into by Sellers in compliance with the terms and provisions thereof will conflict with or result in (i) a breach of the organizational documents of Sellers, or (ii) a breach of any applicable law, rule or regulation in any material respect, or (iii) a breach of any order, writ, injunction or decree of any Governmental Authority, or (iv) a breach of or default under any other agreement or instrument to which a Seller or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or (v) the creation or imposition of any Lien (except for the Liens created pursuant to the Facility Documents and, with respect to any Mortgaged Property, Permitted Encumbrances) upon any Property of a Seller or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

(h) Action. Each Seller has all necessary limited liability company or other power, authority and legal right to execute, deliver and perform its obligations under each of the Facility Documents and each of the Asset Documents to which it is a party; the execution, delivery and performance by Sellers of each of the Facility Documents to which it is a party have been duly authorized by all necessary limited liability company or other action on its part; and each Facility Document to which it is a party has been duly and validly executed and delivered by Sellers for good and valuable consideration, and each person signing any Facility Document on its behalf is duly authorized to do so on its behalf.

(i) Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any securities exchange are necessary for the execution, delivery or performance by each Seller of the Facility Documents to which it is a party or for the legality, validity or enforceability thereof, except for filings and recordings in respect of the Liens created pursuant to the Facility Documents and except for authorizations, approvals and consents that have been obtained and are in full force and effect.

(j) Enforceability. This Agreement and all of the other Facility Documents executed and delivered by Sellers in connection herewith are legal, valid and binding obligations of such Seller and are enforceable against such Seller in accordance with their terms except as such enforceability may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity.

(k) Material Adverse Effect. Except as disclosed to Buyer, as of the date hereof, as of each Extension Date and, to Sellers’ knowledge, as of each Purchase Date, there has been no development or event which has had or could be reasonably likely to have a Material Adverse Effect.

(l) No Default. No Default or Event of Default has occurred and is continuing.

(m) No Adverse Selection. No Seller or Affiliate thereof has intentionally selected the Purchased Assets in a manner different from the manner in which such Seller or such Affiliate selects assets with regard to any other facilities to which it is a party or, in any event, so as to adversely affect Buyer’s interests.

(n) Litigation. There are no actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or, to Sellers’ knowledge, threatened) or other legal or arbitrable proceedings affecting any Seller Party or any of their respective Subsidiaries or affecting any of the Property of any of them before any federal or state court or before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Facility Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim which, individually or in the aggregate with other claims, is in an amount greater than the applicable Litigation Threshold or (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect or constitute an Event of Default.

(o) Margin Regulations. The use of all funds acquired by Sellers under this Agreement will not conflict with or contravene any of Regulations T, U and X promulgated by the Board of Governors of the Federal Reserve System as the same may from time to time be amended, supplemented or otherwise modified.

(p) Taxes. Each Seller and its Subsidiaries have timely filed all tax returns that are required to be filed by them and have timely paid all Taxes, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. There are no Liens for Taxes, except for statutory Liens for Taxes not yet due and payable.

(q) Investment Company Act. No Seller or any of its Subsidiaries is an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(r) Purchased Assets.

(i) No Seller has assigned, pledged, or otherwise conveyed or encumbered any of the Purchased Assets to any other Person, the related Mortgaged Property or other Repurchase Asset other than as contemplated by the Facility Documents.

(ii) Immediately prior to the sale of a Purchased Asset to Buyer, (x) the related Seller was the sole record and beneficial owner of such Purchased Asset and had good and marketable title thereto, free and clear of all Liens, in each case except for Liens to be released simultaneously with the sale to Buyer hereunder or, with respect to any Mortgaged Property, Permitted Encumbrances and (y) the related Seller had the right to sell and transfer such Purchased Asset and other Repurchase Assets to Buyer.

(iii) The provisions of this Agreement are effective to either constitute a sale of the Repurchase Assets owned by Sellers to Buyer or to create in favor of Buyer a valid security interest in all right, title and interest of Sellers in, to and under the Repurchase Assets owned by Sellers.

(s) Chief Executive Office/Jurisdiction of Organization. On the Effective Date, each Seller’s chief executive office is, and has been located, at 600 Third Avenue, 21st Floor, New York, New York 10016. On the Effective Date, each Seller’s jurisdiction of organization is Delaware.

(t) Location of Books and Records. The location where each Seller keeps its books and records, including all computer tapes and records related to the Repurchase Assets, is its chief executive office.

(u) True and Complete Disclosure. The information, reports, financial statements, financial data, exhibits and schedules furnished in writing by or on behalf of each Seller Party and Affiliate thereof to Buyer in connection with the negotiation, preparation or delivery of this Agreement and the other Facility Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not materially misleading. All written information and financial data furnished after the date hereof by or on behalf of each Seller Party and Affiliate thereof to Buyer in connection with this Agreement and the other Facility Documents, any Purchased Assets and/or the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known, development or event that is known to any Seller, nor to the knowledge of a Responsible Officer of each Seller, that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Facility Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to Buyer for use in connection with the transactions contemplated hereby or thereby.

(v) ERISA.

(i) No liability under Section 4062, 4063, 4064 or 4069 of ERISA has been or is expected by Sellers to be incurred by any Seller or any ERISA Affiliate thereof with respect to any Plan which is a Single-Employer Plan in an amount that could reasonably be expected to have a Material Adverse Effect.

(ii) No Plan which is a Single-Employer Plan had any minimum required contribution under Section 430 of the Code or any required installment under Section 430(j) of the Code that was due but unpaid or underpaid as of the last day of the most recent fiscal year of such Plan ended prior to the date hereof, and no such plan which is subject to Section 412 of the Code failed to meet the requirements of Section 436 of the Code as of such last day. No Seller or any ERISA Affiliate thereof is subject to a Lien in favor of such a Plan as described in Section 430(k) of the Code or Section 303(k) of ERISA. No Plan which is a Single-Employer Plan is, or is reasonably expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA).

(iii) Each Plan of each Seller and its Subsidiaries and each of their ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code, except where the failure to comply would not result in any Material Adverse Effect.

(iv) No Seller, any of its Subsidiaries or any ERISA Affiliate thereof has incurred a tax liability under Chapter 43 of the Code or a penalty under Section 502(i) of ERISA which has not been paid in full, except where the incurrence of such tax or penalty would not result in a Material Adverse Effect.

(v) No Seller, any of its Subsidiaries or any ERISA Affiliate hereof has incurred or reasonably expects to incur any withdrawal liability under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan in an amount that could reasonably be expected to have a Material Adverse Effect.

(w) No Reliance. Each Seller has made its own independent decisions to enter into the Facility Documents and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. No Seller is relying upon any advice from Buyer as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.

(x) Plan Assets. No Seller or Guarantor is an employee benefit plan as defined in Section 3(3) of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code, or an entity deemed to hold “plan assets” within the meaning of 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA, or is acting on behalf of any of the foregoing. No Seller or Guarantor is subject to any federal, state or local statute or rule-regulating investments of, or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA. The Purchased Assets are not “plan assets” within the meaning of 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA.

(y) Regulatory Compliance (Anti-Corruption; AML). Each Seller is, and will remain, in compliance with all Applicable Laws, including Anti-Corruption Laws and Anti-Money Laundering Laws. Without limiting the foregoing, each Seller (A) maintains an anti-money laundering compliance program that meets the requirements of 31 C.F.R. Chapter X (including internal controls, independent testing, designated compliance personnel, training, and appropriate risk-based customer due diligence, including beneficial ownership identification, as applicable), (B) has conducted, and will conduct, risk-based due diligence (including, as applicable, identification and verification of beneficial owners) on each Borrower, guarantor and sponsor of any Purchased Asset consistent with such program, and (C) will not use, and will not permit any Purchased Asset proceeds to be used, directly or indirectly, in violation of Anti-Corruption Laws or Anti-Money Laundering Laws. No Seller Party or any respective Affiliate thereof is in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any arbitrator or Governmental Authority.

(z) Sanctions Compliance. Each Seller confirms and represents that it, the other Seller Parties and their respective directors, officers and, to the extent applicable, employees and agents: (i) are not Sanctioned Persons; (ii) do not, and will not, directly or indirectly, conduct business with, or engage in any dealings or transactions involving, any Sanctioned Person or Sanctioned Jurisdiction, or otherwise in violation of Sanctions; and (iii) will not use, and will not knowingly permit any Purchased Asset proceeds to be used, directly or indirectly, to fund or facilitate any activities or business of or with any Sanctioned Person or in any Sanctioned Jurisdiction, or in any other manner that would result in a violation by any Person (including Buyer) of Sanctions. For the avoidance of doubt, an entity owned 50 percent or more, directly or indirectly and in the aggregate, by one or more Sanctioned Persons shall itself be treated as a Sanctioned Person.

(aa) Financial Covenants. Guarantor is in compliance with each of the Financial Condition Covenants.

(bb) Indebtedness. No Seller has any Indebtedness (other than Indebtedness evidenced by this Agreement).

(cc) No Outstanding Judgments. Except as disclosed in writing to Buyer, there are no judgments against any Seller Party unsatisfied of record or docketed in any court located in the United States of America.

(dd) No Bankruptcies. No Insolvency Event has ever occurred with respect to any Seller Party.

(ee) Security Interest Matters.

(i) The provisions of the Facility Documents are effective to either (x) constitute a sale of Repurchase Assets to Buyer (other than for United States federal, state and local income or franchise tax purposes) or (y) create in favor of Buyer a legal, valid and enforceable first priority “security interest” (as defined in Section 1-201(b)(35) of the UCC) in all rights, title and interest of each Seller in, to and under the Repurchase Assets.

(ii) Upon possession by Custodian or Bailee pursuant to an Inbound Bailee Letter of each Promissory Note or Participation Certificate, endorsed in blank by a duly authorized officer of the related Seller, Buyer shall have a legal, valid, enforceable and fully perfected first priority security interest in all right, title and interest of such Seller in such Promissory Note or Participation Certificate, as applicable.

(iii) Upon the filing of the UCC Financing Statements in the applicable UCC Filing Jurisdiction, Buyer shall have a legal, valid, enforceable and fully perfected first priority security interest in that portion of the Repurchase Assets or the Pledged Collateral, as applicable, in which a security interest can be perfected under the UCC by the filing of financing statements.

(iv) The provisions of this Agreement are effective to create in favor of Buyer a legal, valid and enforceable first priority “security interest” (as defined in Section 1-201(b)(35) of the UCC) in all rights, title and interest of each Seller in and to each Collection Account, each Servicer Account and all funds at any time credited to each Collection Account and each Servicer Account and, upon execution and delivery of each Collection Account Control Agreement, Buyer shall have a legal, valid, enforceable and fully perfected first priority security interest in, the related Collection Account and all funds at any time credited thereto.

(ff) No Real Property. No Seller has at any time since its formation (x) held title to any real property or (y) owned any Subsidiaries.

Section 14. Covenants of Sellers. On and as of the date of this Agreement and each Purchase Date and on each day until the Obligations hereunder have been paid in full and this Agreement is no longer in force, each Seller, jointly and severally, covenants as follows:

(a) Preservation of Existence; Compliance with Law. Each Seller shall:

(i) preserve and maintain its legal existence;

(ii) (A) comply with (1) the requirements of all Applicable Laws, whether now in effect or hereafter enacted or promulgated by any applicable Governmental Authority (including, without limitation, all environmental laws), (2) any agreements to which it is bound or its assets are subject and (3) its organizational documents, and (B) not engage in any conduct or activity that could subject its assets to forfeiture or seizure;

(iii) preserve and maintain all material rights, privileges, licenses, franchises, permits or other approvals necessary for such Seller to conduct its business (including, without limitation, preservation of all lending licenses held by such Seller and of such Seller’s status as a “qualified transferee” (however denominated) under all documents which govern the Purchased Assets), to protect the validity and enforceability of the Facility Documents and each Purchased Asset and to perform its obligations under the Facility Documents, and shall conduct its business strictly in accordance with Applicable Laws; and

(iv) keep records and books of account, in which complete and correct entries will be made in accordance with GAAP consistently applied;

(b) Taxes. Each Seller and its Subsidiaries shall timely file all tax returns that are required to be filed by them and shall timely pay and discharge all Taxes due, except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided.

(c) Notice of Proceedings or Adverse Change. Sellers shall give notice to Buyer in reasonable detail:

(i) within two (2) Business Days after any Seller has obtained actual knowledge of:

(A) the occurrence of any Default or Event of Default, Servicer Termination Event, or any other event, circumstance or condition that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(B) (1) any default or event of default (or similar event) under any Purchased Asset; (2) any facts or circumstances that are not publicly known that have caused (as reasonably determined by Seller) a Credit Event with respect to any Purchased Asset or the Market Value of any Purchased Asset to materially decline; or (3) any Mandatory Early Repurchase Event;

(C) any requested Significant Modification (such notice to specify if any timing or deemed consent is specified in the related Asset Documents); or

(D) receipt of written notice of any Lien or security interest (other than security interests created hereby or under any other Facility Document or, with respect to any Mortgaged Property, Permitted Encumbrances) on, or claim asserted against, any of the Repurchase Assets;

(ii) as soon as reasonably possible (and, in any case, within five (5) Business Days) after any Seller has obtained actual knowledge of:

(A) (1) any event of default under any Indebtedness or other material contractual obligation of any Seller Party or (2) any investigation or regulatory action that is pending or threatened in writing by or against any Seller Party in any federal or state court or before any Governmental Authority;

(B) (1) any litigation or proceeding that is pending or threatened in writing against any Seller Party in which the amount involved exceeds the applicable Litigation Threshold or which, if adversely determined, would reasonably be expected to have a Material Adverse Effect or (2) any litigation or proceeding that is pending or threatened in writing in connection with any Repurchase Assets, which, if adversely determined, would reasonably be expected to have a Material Adverse Effect; or

(C) the consummation of a merger or consolidation of any Asset Manager or Investment Manager with or into another entity or any other corporate reorganization (in one transaction or in a series of transactions), if more than 49% of the combined voting power of the continuing or surviving entity’s Capital Stock outstanding immediately after such merger, consolidation or such other reorganization is owned by persons who were not owners of such Asset Manager or Investment Manager immediately prior to such merger, consolidation or other reorganization;

(iii) as soon as reasonably possible (and, in any case, within ten (10) Business Days) after any Seller has obtained actual knowledge of:

(A) a material adverse change in the insurance coverage of any Seller, with a copy of evidence of same attached;

(B) any material change in accounting policies or financial reporting practices of any Seller; or

(C) the termination or non-renewal of any other debt facilities with a principal balance in excess of $500,000,000 of Guarantor or any Subsidiary thereof;

(iv) promptly, but no later than two (2) Business Days after any Seller receives any of the same, deliver to Buyer a true, complete, and correct copy of any schedule, report, notice, property performance report (including, without limitation, cash flow statements and rent rolls), compliance certificate or any other document received by any Seller from any Person pursuant to, or in connection with, any of the Repurchase Assets, that, in the reasonable judgment of any Seller, a lender, acting prudently, would deem to be material (including, without limitation, any notice of the occurrence of a default or an event of default under the Asset Documents, appraisals, broker price opinions, valuations, property condition reports, environmental reports and zoning reports); provided that no Seller is prohibited by law from so disclosing such information;

(v) Sellers shall advise Buyer in writing of the opening of any chief executive office, or the closing of any such office, of any Seller Party and/or of any change in any Seller Party’s name or the places where the books and records pertaining to any Purchased Asset are held not less than fifteen (15) Business Days prior to taking any such action; and

(vi) Sellers shall promptly (and in any event within one (1) Business Day) notify Buyer in writing upon any breach of Section 13(y) (Regulatory Compliance) or Section 13(z) (Sanctions Compliance), and shall describe in reasonable detail the facts and remediation steps.

(d) Reporting. Each Seller shall maintain a system of accounting established and administered in accordance with GAAP, and each Seller (or the related Servicer on its behalf) shall furnish (or cause Guarantor to furnish) to Buyer:

(i) Within sixty (60) days after the last day of each of the first three (3) fiscal quarters of each fiscal year of Sellers, Equity Pledgors and Guarantor, each Seller’s, each Equity Pledgor’s, and Guarantor’s unaudited balance sheets, each as of the end of such fiscal quarter and in each case presented fairly in accordance with GAAP;

(ii) Within one hundred twenty (120) days after the last day of its fiscal year, each Seller’s and each Equity Pledgor’s (which may be consolidated) unaudited balance sheet as of the end of such fiscal year, in each case presented fairly in accordance with GAAP;

(iii) Within one hundred twenty (120) days after the last day of its fiscal year, commencing with the 2026 fiscal year, Guarantor’s Financial Statements accompanied by an unqualified report of a nationally recognized accounting firm reasonably consented to by Buyer;

(iv) (A) Simultaneously with the furnishing of each of the financial statements to be delivered pursuant to subsection (i)-(iii) above, a certificate of Guarantor in form and substance acceptable to Buyer in its reasonable discretion, and certified by an executive officer of Guarantor, and (B) quarterly, or simultaneously with the financial statements to be delivered pursuant to subsection (ii) above, an officer’s certificate of covenant compliance of Guarantor certifying that the related Financial Statements are true and correct in all material respects;

(v) No later than forty-five (45) days after the end of each calendar quarter, a summary property performance report certified by the related Seller for each Purchased Asset in a form reasonably acceptable to Buyer, which shall include, without limitation, net operating income, a debt service coverage ratio calculation, occupancy, revenue per available unit (for hospitality properties) and sales per square foot (for retail properties) for the preceding calendar month. For any portfolio, the report shall include a summary of the performance of the portfolio on a consolidated basis;

(vi) At least two (2) Business Days prior to each Remittance Date, a monthly servicing and remittance report of the related Servicer, in form and substance acceptable to Buyer;

(vii) Within two (2) Business Days after any amendment, modification or supplement has been entered into with respect to any Purchased Asset, a fully executed copy thereof (with the original thereof to Custodian);

(viii) Any other material agreements, correspondence, documents or other information not included in an Underwriting Package which is related to any Seller Party, the Purchased Assets, as soon as possible after the discovery thereof by any Seller or any Affiliate of a Seller; and

(ix) Promptly following Buyer’s written request therefor from time to time (and in any event, within ten (10) Business Days after request therefor or such longer period as agreed to by Buyer), such other information, reports or documentation regarding the business affairs, operations and financial condition of a Seller and its Subsidiaries or any Purchased Assets or Transactions as Buyer may reasonably request.

(e) Visitation and Inspection Rights. Each Seller shall, and shall cause each Servicer to, permit Buyer to inspect, examine and to discuss with such Seller’s officers, agents and auditors, the affairs, business, finances, and accounts of such Seller, each Servicer, the Repurchase Assets, and each such Person’s books and records, and to make abstracts or reproductions thereof and to duplicate, reduce to hard copy or otherwise use any and all computer or electronically stored information or data, in each case, (i) during normal business hours, (ii) upon reasonable notice (provided, that upon the occurrence of an Event of Default, no notice shall be required), and (iii) at the expense of such Seller to discuss with its officers, its affairs, finances, and accounts.

(f) Reimbursement of Expenses. On the date of execution of this Agreement, Sellers shall reimburse Buyer for all actual out-of-pocket expenses (including reasonable legal fees) incurred by Buyer on or prior to such date. From and after such date, Sellers shall reimburse Buyer for all such expenses within thirty (30) days of the receipt of invoices therefor.

(g) Further Assurances.

(i) Each Seller shall execute and deliver to Buyer all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that Buyer may reasonably request, in order to effectuate the transactions contemplated by this Agreement and the Facility Documents or, without limiting any of the foregoing, to grant, preserve, protect and perfect the validity and first-priority of the security interests created or intended to be created hereby. Each Seller shall do all things necessary to preserve the Repurchase Assets so that they remain subject to a first priority perfected security interest hereunder. Without limiting the foregoing, each Seller will comply with all rules, regulations, and other laws of any Governmental Authority and cause the Repurchase Assets to comply with all applicable rules, regulations and other laws. Each Seller will not allow any default for which a Seller is responsible to occur under any Repurchase Assets or any Facility Document and each Seller shall fully perform or cause to be performed when due all of its obligations under any Repurchase Assets or the Facility Documents.

(ii) If Buyer shall reasonably request, specifying the reasons for such request, reasonable information, and/or written responses to such requests, regarding the financial well-being of any Seller Party (including but not limited to any information regarding any repurchase and indemnity requests or demands made upon any Seller Party or their Affiliates by any third party investors), each Seller shall provide or cause to be provided such reasonable information and/or responses within five (5) Business Days of Buyer’s request.

(h) True and Correct Information. All information, reports, exhibits, schedules, financial statements or certificates of any Seller Party or any of its Affiliates thereof or any of their officers furnished to Buyer hereunder or under any other Facility Document and during Buyer’s diligence of each Seller Party are and will be true, accurate and complete and will not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading. All required financial statements, information and reports delivered by each Seller to Buyer pursuant to this Agreement shall be prepared in accordance with GAAP, or in connection with SEC filings, if any, the appropriate SEC accounting requirements.

(i) ERISA Events.

(i) Promptly upon becoming aware of the occurrence of any Event of ERISA Termination which, together with all other Events of ERISA Termination occurring within the prior twelve (12) months, involve a payment of money by or a potential aggregate liability of any Seller or any ERISA Affiliate thereof or any combination of such entities in excess of $500,000 such Seller shall give Buyer a written notice specifying the nature thereof, what action any Seller or any ERISA Affiliate thereof has taken and, when known, any action taken or threatened by the Internal Revenue Service, the U.S. Department of Labor or the PBGC with respect thereto.

(ii) Promptly upon receipt thereof, Sellers shall furnish to Buyer copies of (i) all notices received by any Seller or any ERISA Affiliate thereof of the PBGC’s intent to terminate any Plan or to have a trustee appointed to administer any Plan; (ii) all notices received by any Seller or any ERISA Affiliate thereof from the sponsor of a Multiemployer Plan pursuant to Section 4202 of ERISA involving a withdrawal liability in excess of $500,000; and (iii) all funding waiver requests filed by any Seller or any ERISA Affiliate thereof with the Internal Revenue Service with respect to any Plan, the accrued benefits of which exceed the present value of the plan assets as of the date the waiver request is filed by more than $500,000, and all communications received by any Seller or any ERISA Affiliate thereof from the Internal Revenue Service with respect to any such funding waiver request.

(j) Financial Condition Covenants. Sellers shall ensure that Guarantor shall comply with Sections 3 and 4 of the Pricing Side Letter.

(k) No Adverse Selection. No Seller nor Affiliate thereof shall select Mortgage Assets to be sold to Buyer as Purchased Assets in a manner different from the manner in which such Seller or Affiliate selects assets with regard to any other facilities to which it is a party or, in any event, which would adversely affect Buyer.

(l) Investment Company Act. No Seller or any of its Subsidiaries shall be an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(m) Insurance. Guarantor shall maintain or cause to be maintained Fidelity Insurance in an aggregate amount at least equal to Five Million Dollars ($5,000,000) in respect of its officers, employees and agents, with respect to any claims made in connection with all or any portion of the Repurchase Assets. Sellers shall notify Buyer of any material change in the terms of any such Fidelity Insurance.

(n) Books and Records. Each Seller shall, to the extent practicable, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Repurchase Assets in the event of the destruction of the originals thereof), and keep and maintain or obtain, as and when required, all documents, books, records and other information reasonably necessary or advisable for the collection of all Purchased Assets and other Repurchase Assets.

(o) Illegal Activities. No Seller shall engage in any conduct or activity that could subject its assets to forfeiture or seizure.

(p) Material Change in Business. No Seller shall make any material change in the nature of its business as carried on at the date hereof.

(q) Limitation on Dividends and Distributions. Following the occurrence and during the continuation of an Event of Default or if an Event of Default would result therefrom, no Seller shall make any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any Capital Stock of such Seller, whether now or hereafter outstanding, or make any other distribution or dividend in respect of any of the foregoing or to any shareholder or equity owner of such Seller, either directly or indirectly, whether in cash or property or in obligations of such Seller or any of such Seller’s consolidated Subsidiaries.

(r) Disposition of Assets; Liens. No Seller shall (i) cause or permit any of the Purchased Assets or other Repurchase Assets to be sold, pledged, assigned or transferred except in compliance with the applicable Facility Documents; (ii) create, incur, assume or suffer to exist any mortgage, pledge, Lien, charge or other encumbrance of any nature whatsoever on any of the Repurchase Assets, whether real, personal or mixed, now or hereafter owned, other than Liens in favor of Buyer or, with respect to any Mortgaged Property, Permitted Encumbrances; (iii) create, incur, assume or suffer to exist any mortgage, pledge, Lien, charge or other encumbrance of any nature whatsoever on all or substantially all of its assets pursuant to a blanket lien or otherwise, whether real, personal or mixed, now or hereafter owned; (iv) take any action that would directly or indirectly impair or adversely affect Buyer’s title to any Purchased Asset or other Repurchase Asset; or (v) transfer, assign, convey, grant, bargain, sell, set over, deliver or otherwise dispose of, or pledge or hypothecate, directly or indirectly, any interest in any Purchased Asset or other Repurchase Asset to any Person other than Buyer, or engage in repurchase transactions or similar transactions with respect to any Purchased Asset or other Repurchase Asset with any Person other than Buyer.

(s) Transactions with Affiliates. No Seller shall enter into any transaction, including, without limitation, the purchase, sale, lease or exchange of property or assets or the rendering or accepting of any service with any Affiliate, unless such transaction is (a) not otherwise prohibited in this Agreement, (b) in the ordinary course of any Seller’s business, and (c) upon fair and reasonable terms no less favorable to any Seller than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate.

(t) ERISA Matters.

(i) No Seller shall permit any event or condition which is described in any of clauses (i) through (viii) of the definition of “Event of ERISA Termination” to occur or exist with respect to any Plan or Multiemployer Plan if such event or condition, together with all other events or conditions described in the definition of Event of ERISA Termination occurring within the prior twelve (12) months, involves the payment of money by or an incurrence of liability of any Seller or any ERISA Affiliate thereof, or any combination of such entities in an amount in excess of $500,000.

(ii) No Seller nor any Guarantor shall be an employee benefit plan as defined in Section 3(3) of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code or an entity deemed to hold “plan assets” within the meaning of 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA, and transactions by or with any Seller or any Guarantor are not subject to any federal, state or local statute or rule regulating investments of, or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.

(u) Consolidations, Mergers and Sales of Assets. No Seller shall (i) consolidate or merge with or into any other Person; (ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person, except in connection with any Transaction or Optional Repurchase or (iii) enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up, divide or dissolve itself (or suffer any liquidation, winding up, division or dissolution), or sell all of its assets (except in connection with the sale or securitization of the Purchased Assets in the ordinary course of such Seller’s business after the repurchase thereof in accordance with this Agreement).

(v) Facility Documents. No Seller shall permit the amendment or modification of, the waiver of any event of default under, or the termination of any Facility Document without Buyer’s prior written consent. No Seller shall waive (or direct the waiver of) the performance by any party to any Facility Document of any action, if the failure to perform such action would adversely affect any Seller Party, any Purchased Assets or any Repurchase Assets in any material respect, nor has any such Person waived (or has directed the waiver of) any default resulting from any action or inaction by any party.

(w) Due Diligence Reports. Each Seller shall deliver to Buyer any other information related to the Purchased Assets that is in the possession or control of such Seller reasonably requested by Buyer.

(x) Special Purpose Entity. Unless otherwise consented to by Buyer in writing, and except as permitted by the Facility Documents, each Seller shall be a special purpose entity that shall (i) own no assets, and will not engage in any business, other than the assets and transactions specifically contemplated by the Facility Documents; (ii) not incur any Indebtedness or obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than pursuant to the Facility Documents; (iii) not make any loans or advances to any Affiliate or third party, and shall not acquire obligations or securities of such Seller’s Affiliates; (iv) pay its debts and liabilities (including, as applicable, shared personnel expenses and overhead expenses) only from its own assets; (v) comply with the provisions of its organizational documents; (vi) do all things necessary to observe organizational formalities and to preserve its existence, and not amend, modify or otherwise change its organizational documents, or suffer same to be amended, modified or otherwise changed, without Buyer’s prior written consent which shall not be unreasonably withheld; (vii) maintain all of its books, records and financial statements separate from those of its Affiliates (except that such financial statements may be to the extent consolidation is required under GAAP, consolidated with Guarantor or as a matter of applicable law; provided, that (a) appropriate notation shall be made on such financial statements if prepared to indicate the separateness of such Seller from such Affiliate and to indicate that such Seller’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (b) such assets shall also be listed on such Seller’s own separate balance sheet if prepared and (c) each Seller shall file its own tax returns if filed, except to the extent consolidation is required or permitted under applicable law); (viii) be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or part of the other; (ix) not enter into any transactions with any Affiliates except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s length transaction; (x) maintain adequate capital (as applicable) in light of its contemplated business purpose, transactions and liabilities; (xi) not engage in or suffer any dissolution, winding up, liquidation, consolidation or merger or transfer all or substantially all of its properties and assets to any Person (except as contemplated herein); (xii) not commingle its funds or other assets with those of any Affiliate or any other Person and shall maintain its properties and assets in such manner that it would not be costly or difficult to identify, segregate or ascertain its properties and assets from those of others; (xiii) not institute against, or join any other Person in instituting against such Seller, any proceedings of the type referred to in the definition of “Insolvency Event” hereunder or seek to substantively consolidate such Seller in connection with any Insolvency Event with respect to any other Person; (xiv) will not hold itself out to be responsible for the debts or obligations of any other Person; (xv) not form, acquire or hold any Subsidiary or own any equity interest in any other entity; (xvi) use separate stationery, invoices and checks bearing its own name; (xvii) allocate fairly and reasonably any overhead for shared office space and services performed by an employee of an Affiliate; (xviii) not pledge its assets to secure the obligations of any Person except as contemplated hereunder and (xix) at all times have at least one (1) Independent Manager and (xx) provide in its organizational documents (x) that Buyer be given at least two (2) Business Days prior notice of the removal and/or replacement of any Independent Manager, together with the name and contact information of the replacement Independent Manager and evidence of the replacement’s satisfaction of the definition of Independent Manager and (y) that any Independent Manager of such Seller shall not have any fiduciary duty to anyone including the holders of the equity interest in such Seller and any Affiliates of such Seller except such Seller and the creditors of such Seller with respect to taking of, or otherwise voting on, any Insolvency Event, provided, that the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing.

(y) No Division/Series Transactions. Notwithstanding anything to the contrary contained in this Agreement or any other Facility Document, (i) no Seller shall enter into (or agree to enter into) any Division/Series Transaction, or permit any of their respective Subsidiaries to enter into (or agree to enter into), any Division/Series Transaction and (ii) none of the provisions in this Agreement nor any other Facility Document, shall be deemed to permit any Seller or any of its Subsidiaries to enter into (or agree to enter into) any Division/Series Transaction.

(z) Comfort Letters. With respect to any Purchased Asset that is subject to a franchise agreement and/or comfort letter, as applicable, the applicable Seller shall reasonably cooperate with Buyer in order to fully assign to Buyer, or its designee, in the name of Buyer or such designee, any applicable franchise agreement and/or comfort letter (or to have a replacement comfort letter issued in lieu of an assignment), as applicable, with respect to such Purchased Asset.

(aa) [Reserved].

(bb) Additional Rights. If any Seller shall at any time become entitled to receive or shall receive any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for a Purchased Asset, or otherwise in respect thereof, such Seller shall accept the same as Buyer’s agent, hold the same in trust for Buyer and deliver the same forthwith to Buyer (or Custodian, as appropriate) in the exact form received, duly endorsed by such Seller to Buyer, if required, together with an undated bond power covering such certificate duly executed in blank to be held by Buyer hereunder as additional collateral security for the Transactions. If any sums of money or property so paid or distributed in respect of the Purchased Assets shall be received by any Seller, such Seller shall, until such money or property is paid or delivered to Buyer, hold such money or property in trust for Buyer, segregated from other funds of such Seller, as additional collateral security for the Transactions.

(cc) Compliance with Facility Documents. Each Seller shall observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, and shall pay when due all costs, fees and expenses required to be paid by it, under the Facility Documents.

(dd) Responsibility for Fees and Expenses of Third-Parties. Sellers shall be solely responsible for the fees and expenses of Custodian, Bank and Servicer.

(ee) Future Advances. To the extent any advance of funds is required to be made by the lender to a Borrower pursuant to the Asset Documents for any Purchased Asset, the applicable Seller shall fund such advance in accordance with such Asset Documents, regardless of whether Buyer agrees to fund an increase in the Purchase Price or the conditions for increasing the Purchase Price under this Agreement have been satisfied with regard to such Future Advance.

(ff) Change of Control. No Seller shall suffer a Change in Control without the prior written consent of Buyer, which may be granted or denied at Buyer’s sole and absolute discretion.

(gg) Real Property. No Seller shall directly or through a Subsidiary, acquire or hold title to any real property without the prior written consent of Buyer, which may be granted or denied at Buyer’s sole and absolute discretion.

(hh) KYC Information. Sellers shall, upon Buyer’s reasonable request, promptly provide (or cause to be provided) information and documentation reasonably requested by Buyer to comply with applicable customer identification, customer due diligence, beneficial ownership, sanctions screening and related “know your customer” requirements under Anti-Money Laundering Laws and Sanctions.

(ii) Delivery of Annual Valuations. With respect to each Purchased Asset, the related Seller shall provide to Buyer a valuation (which, at Buyer’s election, shall be an Appraisal or a BOV) of each related Mortgaged Property on each one-year anniversary of such Purchased Asset which is subject to a Transaction.

(jj) Backup Servicer Termination Event. In the event that a Backup Servicer Termination Event shall have occurred with respect to Backup Servicer, Sellers shall use commercially reasonable efforts to appoint a successor Backup Servicer and execute a new Backup Servicer Agreement within forty-five (45) days after the occurrence thereof.

Section 15. Events of Default. If any of the following events (each an “Event of Default”) occur, Buyer shall have the rights set forth in Section 16:

(a) Payment Default. (i) Any Seller or Guarantor fails to make any payment of (A) Repurchase Price (other than Price Differential) when due, whether by acceleration, mandatory repurchase or otherwise, (B) Price Differential when due, under the terms of the Facility Documents; provided, however, no more than twice during any twelve (12)-month period, Seller may cure such failure within three (3) Business Days if such failure arose solely by reason of an error or omission of an administrative or operational nature and funds were not available to Seller to enable it to make such payment when due or (C) Margin Deficit when due, under the terms of the Facility Documents or (ii) any Seller Party fails to make any payment of any sum (other than amounts described in clause (i) hereof) when due under the terms of the Facility Documents within ten (10) Business Days following the earlier of (x) any Seller’s or Guarantor’s actual knowledge thereof or (y) the delivery of notice thereof by Buyer to any Seller; or

(b) Immediate Representation and Warranty Default. Any representation, warranty or certification made or deemed to be made:

(i) by any Seller contained in any of Sections 13(b) (Solvency); (e) (Existence); (g) (No Breach); (h) (Action); (j) (Enforceability); (o) (Margin Regulations); (q) (Investment Company Act); (r) (Purchased Assets); (u) (True and Complete Disclosure); (v) (ERISA); (w) (No Reliance); (x) (Plan Assets); (y) (Regulatory Compliance); (z) (Sanctions Compliance); or (bb) (Indebtedness), in each case, of this Agreement, shall be determined by Buyer to have been untrue or misleading in any respect as of the time made or furnished, or

(ii) by Guarantor contained in any of Sections 10(a) (Solvency); (c)(i) (Existence); (d) (No Breach); (e) (Action); (g) (Enforceability); (k) (Investment Company Act); (m) (True and Complete Disclosure); (n) (No Reliance); (p) (ERISA); (q) (Plan Assets) or (r) (Sanctions Compliance), in each case, of the Guaranty, shall be determined by Buyer to have been untrue or misleading in any respect as of the time made or furnished, or

(iii) by any Equity Pledgor contained in any of Sections 6(a) (Solvency); (b)(i) (Existence); (c) (No Breach); (d) (Action); (f) (Enforceability); (h) (Investment Company Act); (j) (True and Complete Disclosure); (k) (No Reliance); (m) (ERISA); (n) (Plan Assets), (o) (Collateral; Collateral Security) or (p) (Sanctions Compliance), in each case, of the related Equity Pledge Agreement, shall be determined by Buyer to have been untrue or misleading in any respect as of the time made or furnished, or

(iv) by any Affiliated Transferor contained in any of Sections 7(a) (Solvency); (b)(i) (Existence); (c) (No Breach); (d) (Action); (f) (Enforceability); (m) (ERISA); (n) (Plan Assets); (o) (Collateral; Collateral Security) or (p) (Sanctions Compliance), in each case, of the related Affiliated Transferor Pledge Agreement, shall be determined by Buyer to have been untrue or misleading in any respect as of the time made or furnished; or

(c) Additional Representation and Warranty Defaults. Any representation or warranty or certification made or deemed to be made herein or in any other Facility Document (and not identified in clause (b) of this Section 15) by any Seller Party or any certificate furnished to Buyer pursuant to the provisions hereof or thereof or any information with respect to the Purchased Assets furnished in writing by or on behalf of any Seller Party shall be determined by Buyer to have been untrue or misleading in any respect as of the time made or furnished (other than the representations and warranties set forth in Section 13(f) and Schedule 1 hereof; unless (A) a Seller shall have made any such representations and warranties with actual knowledge that they were materially false or misleading at the time made or (B) any such representations and warranties have been determined in good faith by Buyer to be materially false or misleading on a regular basis), and if such default shall be capable of being remedied as determined by Buyer, such failure shall continue unremedied for more than ten (10) Business Days; provided, that, if such breach or failure to perform is capable of being cured within thirty (30) calendar days of the occurrence of such breach or failure, as determined by Buyer in its sole and absolute discretion, and the applicable Seller Party is diligently and continuously pursuing such a cure in good faith, then such cure period shall be extended to a thirty (30) calendar day period from such breach; or

(d) Immediate Covenant Default. The failure of:

(i) any Seller to perform, comply with or observe any term, covenant or agreement applicable to any Seller contained in any of Sections 14(a)(i) and (ii) (Preservation of Existence; Compliance with Law); (d) (Reporting); (h) (True and Correct Information); (j) (Financial Condition Covenants); (l) (Investment Company Act); (o) (Illegal Activities); (r) (Disposition of Assets; Liens); (s) (Transactions with Affiliates); (t) (ERISA Matters); (u) (Consolidations, Mergers and Sales of Assets); or (x) (Special Purpose Entity), in each case, of this Agreement, or

(ii) Guarantor to perform, comply with or observe any term, covenant or agreement applicable to Guarantor contained in any of Sections 11(a)(i) or (ii) (Preservation of Existence; Compliance with Law); (g) (Limitation on Dividends and Distributions); (h) (Investment Company Act); (i) (True and Correct Information); (l) (Financial Covenants); (n) (ERISA Matters); (o) (Consolidations, Mergers and Sales of Assets); (p) (Anti-Money Laundering and Sanctions Laws) or (s) (Prohibited Transactions), in each case, of the Guaranty, or

(iii) any Equity Pledgor to perform, comply with or observe any term, covenant or agreement applicable to such Equity Pledgor contained in any of Sections 7(a)(i) or (ii) (Preservation of Existence; Compliance with Law); (d) (True and Correct Information); (f) (Anti-Money Laundering Laws); (i) (Sanctions); (k) (No Division/Series Transactions); or (l) (UCC Article 8), in each case, of the related Equity Pledge Agreement, or

(iv) any Affiliated Transferor to perform, comply with or observe any term, covenant or agreement applicable to such Affiliated Transferor contained in any of Sections 8(a)(i) or (ii) (Preservation of Existence; Compliance with Law); 8(d) (True and Correct Information); (f) (Anti-Money Laundering Laws) or (i) (Sanctions), in each case, of the related Affiliated Transferor Pledge Agreement, or

(e) Additional Covenant Defaults. Any Seller Party shall fail to observe or perform any other covenant or agreement contained in the Facility Documents (and not identified in clause (d) of this Section 15), and if such default shall be capable of being remedied as determined by Buyer, such failure to observe or perform shall continue unremedied for more than ten (10) Business Days; provided, that, if such failure is capable of being cured within thirty (30) calendar days of the occurrence of such failure, as determined by Buyer in its sole and absolute discretion, and the applicable Seller Party is diligently and continuously pursuing such a cure in good faith, then such cure period shall be extended to a thirty (30) calendar day period from such breach; provided further that, any breach or failure to perform resulting from the gross negligence, willful misconduct or bad faith of any applicable Seller Party or any Affiliate thereof shall not be susceptible to cure; or

(f) Judgments. A judgment or judgments for the payment of money in excess of the applicable Default Threshold in the aggregate, shall be rendered against any Seller Party, by one or more courts, administrative tribunals or other bodies having jurisdiction; or

(g) Cross-Default. Any Seller Party or any of their respective Affiliates shall be in default (A) under any other Indebtedness, financing, hedging, security or other agreement or contract, which default involves the failure to pay a material matured obligation or permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such agreement or Indebtedness, or (B) in making any payment when due under, or performing any other obligation under, any other Indebtedness, financing, hedging, security or other agreement or contract between any Seller Party or any of their respective Affiliates, as applicable, on the one hand, and Buyer or any Affiliate of Buyer on the other; or

(h) Insolvency Event. (i) An Insolvency Event shall have occurred with respect to any Seller Party, (ii) any Seller Party shall discontinue or abandon all or substantially all operation of its business, (iii) any Seller Party shall fail generally to, or admit in writing its inability to, pay its debts as they become due or (iv) any Seller Party shall become “Insolvent” (as such term is defined in Section 101(32) of the Bankruptcy Code); or

(i) Enforceability. For any reason (i) any Seller Party or any Affiliate thereof shall contest the validity, enforceability, perfection or priority of any Lien granted pursuant to the Facility Documents, (ii) any Person (other than Buyer) contests the validity, enforceability, perfection or priority of any Lien granted pursuant thereto, (iii) any Seller Party or any Affiliate thereof shall seek to disaffirm, terminate, limit, challenge, repudiate or reduce its obligations under any Facility Document, in whole or in part or (iv) any Facility Document at any time shall fail to be in full force and effect in all material respects in accordance with its terms or shall not be enforceable in all material respects in accordance with its terms; or

(j) Liens. Any Seller Party or any Affiliate thereof shall grant, or suffer to exist, any Lien on any Repurchase Asset (except any Lien in favor of Buyer or, with respect to any Mortgaged Property, any Permitted Encumbrances) or Buyer for any reason ceases to have a valid, first priority security interest in any of the Repurchase Assets free of any adverse claim; or

(k) [Reserved]; or

(l) Change in Control. A Change in Control shall have occurred without the prior written consent of Buyer; or

(m) Inability to Perform. Any Seller Party shall admit in writing or in a legal proceeding its inability to, or its intention not to, perform any of its obligations under the Facility Documents to which it is a party; or

(n) Failure to Transfer. Any Seller Party fails to transfer the Purchased Assets and Repurchase Assets to Buyer on or prior to the applicable Purchase Date (provided that Buyer has tendered the related Purchase Price); or

(o) Government Action. Any Governmental Authority or any person, agency or entity acting or purporting to act under Governmental Authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of any Seller Party or shall have taken any action to displace the management of any Seller Party or to curtail its authority in the conduct of the business of any Seller Party, or takes any action in the nature of enforcement to remove, limit or restrict the approval of any Seller Party as an issuer, buyer or a seller of the Mortgage Assets or securities backed thereby; or

(p) Assignment. Any assignment or attempted assignment by any Seller Party or any of their respective Affiliates of this Agreement or any other Facility Document or any rights hereunder or thereunder without first obtaining the specific written consent of Buyer; or

(q) [Reserved]; or

(r) Servicer Termination Event. A Servicer Termination Event shall have occurred with respect to any Servicer and the applicable Seller shall fail to appoint and transfer the servicing of the related Purchased Assets to a successor Servicer that is satisfactory to Buyer in Buyer’s good faith discretion within forty-five (45) days.

Section 16. Remedies.

(a) If an Event of Default occurs, the following rights and remedies are available to Buyer; provided, that an Event of Default shall be deemed to be continuing unless expressly waived by Buyer in writing:

(i) At the option of Buyer, exercised by written notice to Sellers (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Insolvency Event of any Seller Party), the Repurchase Date for each Transaction hereunder, if it has not already occurred, shall be deemed immediately to occur (the date on which such option is exercised or deemed to have been exercised being referred to hereinafter as the “Accelerated Repurchase Date”).

(ii) If Buyer exercises or is deemed to have exercised the option referred to in subsection (a)(i) of this Section,

(A) Sellers’ obligations in such Transactions to repurchase all Purchased Assets, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subsection (a)(i) of this Section, (1) shall thereupon become immediately due and payable, (2) all Income paid after such exercise or deemed exercise shall be retained by Buyer and applied to the aggregate unpaid Repurchase Price and any other amounts owed by Sellers hereunder, and (3) each Seller shall immediately deliver to Buyer any and all Purchased Assets subject to such Transactions then in such Seller’s or Servicer’s possession or control, including Purchased Assets; and

(B) to the extent permitted by applicable law, the Repurchase Price with respect to each such Transaction (determined as of the Accelerated Repurchase Date) shall be increased by the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the date of the exercise or deemed exercise of such option to but excluding the date of payment of the Repurchase Price as so increased, (x) the Post-Default Rate in effect following an Event of Default to (y) the Repurchase Price for such Transaction as of the Repurchase Date as determined pursuant to subsection (a)(i) of this Section.

(iii) Upon the occurrence of one or more Events of Default, Buyer shall have the right to obtain physical possession of all files of each Seller Party relating to the Repurchase Assets and all documents relating to the Purchased Assets and the Repurchase Assets related thereto which are then or may thereafter come in to the possession of each Seller or any third party acting for such Seller and such Seller shall deliver to Buyer such assignments as Buyer shall request. Buyer shall be entitled to specific performance of all agreements of any Seller or Guarantor contained in any Facility Documents.

(iv) Upon the occurrence of an Event of Default, Buyer, or Buyer through its Affiliates or designees, may (A) immediately sell, without demand or further notice of any kind, at a public or private sale at such price or prices as Buyer may deem satisfactory any or all of the Purchased Assets and Repurchase Assets or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Assets and Repurchase Assets, to retain such Purchased Assets and Repurchase Assets and give Sellers credit for such Purchased Assets and Repurchase Assets in an amount equal to the Market Value of the related Purchased Assets (as determined and adjusted by Buyer in its sole discretion, giving such weight to the Market Value or outstanding principal balance of such Purchased Asset as Buyer deems appropriate) against the aggregate unpaid Repurchase Price for such Purchased Assets and Repurchase Assets and any other amounts owing by Sellers under the Facility Documents. The proceeds of any disposition of Purchased Assets and Repurchase Assets effected pursuant to the foregoing shall be applied as determined by Buyer.

(v) Sellers shall be liable to Buyer for (A) the amount of all actual expenses, including reasonable documented legal fees and expenses, actually incurred by Buyer in connection with or as a consequence of an Event of Default, (B) all actual costs incurred in connection with covering transactions or hedging transactions, (C) any marketing or sales fee(s) charged by Buyer or an Affiliate in connection with marketing and selling the Repurchase Assets and (D) any other actual loss, damage, cost or expense arising or resulting from the occurrence of an Event of Default.

(vi) Buyer shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or Applicable Law.

(b) Each Seller acknowledges and agrees that (A) in the absence of a generally recognized source for prices or bid or offer quotations for any Purchased Assets and Repurchase Assets, Buyer may establish the source therefor in its sole discretion and (B) all prices, bids and offers shall be determined together with accrued Income. Each Seller recognizes that it may not be possible to purchase or sell all of the Purchased Assets and Repurchase Assets on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Assets and Repurchase Assets may not be liquid at such time. In view of the nature of the Purchased Assets and Repurchase Assets, each Seller agrees that liquidation of a Transaction or the Purchased Assets and Repurchase Assets does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Buyer may elect, in its sole discretion, the time and manner of liquidating any Purchased Assets and Repurchase Assets, and nothing contained herein shall (A) obligate Buyer to liquidate any Purchased Assets or Repurchase Assets on the occurrence and during the continuance of an Event of Default or to liquidate all of the Purchased Assets or Repurchase Assets in the same manner or on the same Business Day or (B) constitute a waiver of any right or remedy of Buyer. Buyer may exercise one or more of the remedies available hereunder immediately upon the occurrence of an Event of Default and at any time thereafter without notice to any Seller. All rights and remedies arising under this Agreement as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which Buyer may have.

(c) Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and each Seller hereby expressly waives any defenses such Seller might otherwise have to require Buyer to enforce its rights by judicial process. Each Seller also waives any defense (other than a defense of payment or performance) such Seller might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Repurchase Assets, or from any other election of remedies. Each Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

(d) Without limiting the rights of Buyer hereto to pursue all other legal and equitable rights available to Buyer for any Seller’s failure to perform its obligations under this Agreement, each Seller acknowledges and agrees that the remedy at law for any failure to perform obligations hereunder would be inadequate and Buyer shall be entitled to specific performance, injunctive relief, or other equitable remedies in the event of any such failure. The availability of these remedies shall not prohibit Buyer from pursuing any other remedies for such breach, including the recovery of monetary damages.

(e) Buyer shall have, in addition to its rights and remedies under the Facility Documents, all of the rights and remedies provided by applicable federal, state, foreign, and local laws (including, without limitation, if the Transactions are recharacterized as secured financings, the rights and remedies of a secured party under the UCC of the State of New York, to the extent that the UCC is applicable, and the right to offset any mutual debt and claim), in equity, and under any other agreement between Buyer and any Seller. Without limiting the generality of the foregoing, Buyer shall be entitled to set off the proceeds of the liquidation of the Purchased Assets and Repurchase Assets against all of Sellers’ obligations to Buyer, whether or not such obligations are then due, without prejudice to Buyer’s right to recover any deficiency.

Section 17. Indemnification and Expenses.

(a) Each Seller agrees to hold Buyer, and its Affiliates and their officers, directors, employees, agents and advisors (each an “Indemnified Party”) harmless from and indemnify any Indemnified Party against all actual and documented out-of-pocket liabilities, losses, damages (excluding in all cases, however, punitive damages, consequential damages, indicative damages, special damages, in each case, except to the extent owed to third parties, or damages in the nature of “lost profits” or “lost opportunities”), judgments, costs and expenses of any kind (including, without limitation, reasonable fees and expenses of counsel) which may be imposed on, incurred by or asserted against such Indemnified Party (collectively, “Costs”), relating to or arising out of this Agreement, any other Facility Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, any other Facility Document or any transaction contemplated hereby or thereby (including without limitation any such Costs arising from (i) any acts or omissions of any Seller Party and (ii) any wire fraud or data or systems intrusion on the systems of any Seller Party or Affiliate thereof), that, in each case, results from anything other than the Indemnified Party’s gross negligence, willful misconduct, bad faith or illegal acts (which gross negligence, willful misconduct, bad faith or illegal acts is determined by a court of competent jurisdiction pursuant to a final judgment). For the avoidance of doubt “Costs” shall include Taxes that represent losses, damages, claims, costs and expenses arising from any non-Tax claim. Without limiting the generality of the foregoing, each Seller agrees to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all Costs with respect to all

Purchased Assets that results from anything other than the Indemnified Party’s gross negligence, willful misconduct, bad faith or illegal acts (which gross negligence, willful misconduct, bad faith or illegal acts is determined by a court of competent jurisdiction pursuant to a final judgment). In any suit, proceeding or action brought by an Indemnified Party in connection with any Purchased Assets for any sum owing thereunder, or to enforce any provisions of any Purchased Assets, each Seller will save, indemnify and hold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by such Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from such Seller. Each Seller also agrees to reimburse an Indemnified Party within ten (10) Business Days of the date when billed by such Indemnified Party for all the Indemnified Party’s actual and documented out-of-pocket costs and expenses incurred in connection with the enforcement or the preservation of Buyer’s rights under this Agreement, any other Facility Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel. Each Seller’s agreements in this Section 17 shall survive the payment in full of the Repurchase Price and the expiration or termination of this Agreement. Each Seller hereby acknowledges that its obligations hereunder are recourse obligations of such Seller and are not limited to recoveries each Indemnified Party may have with respect to the Purchased Assets. Each Seller also agrees not to assert any claim against Buyer or any of its Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the facility established hereunder, the actual or proposed use of the proceeds of the Transactions, this Agreement or any of the Transactions contemplated thereby. THE FOREGOING INDEMNITY AND AGREEMENT NOT TO ASSERT CLAIMS EXPRESSLY APPLIES, WITHOUT LIMITATION, TO THE NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF THE INDEMNIFIED PARTIES.

(b) Each Seller agrees to pay within ten (10) Business Days of the date when billed by Buyer all of the actual and documented out-of-pocket costs and expenses (including reasonable legal fees and expenses of Buyer’s counsel) incurred by Buyer in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, any other Facility Document or any other documents prepared in connection herewith or therewith. Each Seller agrees to pay within ten (10) Business Days of the date when billed by Buyer all of the actual and documented out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including without limitation filing fees and all the reasonable fees, disbursements and expenses of counsel to Buyer which amount shall be deducted from the Purchase Price paid for the first Transaction hereunder. Each Seller agrees to pay Buyer all the due diligence, inspection, testing and review costs and expenses incurred by Buyer with respect to Mortgage Assets submitted by such Seller to be subject to a Transaction under this Agreement, including, but not limited to, those out-of-pocket costs and expenses incurred by Buyer pursuant to Sections 16(b) and 20 hereof. Each Seller shall pay all invoices within ten (10) Business Days of such Seller’s receipt thereof.

(c) The obligations of Sellers from time to time to pay the Repurchase Price, the Price Differential, all Obligations, all fees, expenses and indemnity amounts and all other amounts due under this Agreement shall be full recourse obligations of Sellers, jointly and severally.

Section 18. Servicing.

(a) The parties hereto agree and acknowledge that the Purchased Assets are sold to Buyer on a “servicing released” basis and Buyer is owner of all Servicing Rights so long as the Purchased Assets are subject to this Agreement. Notwithstanding the foregoing, Sellers, on Buyer’s behalf, shall contract with the related Servicer to service the Purchased Assets consistent with the degree of skill and care that such Servicer customarily requires with respect to similar Mortgage Assets owned or managed or serviced by such Servicer and in accordance with Accepted Servicing Practices. Sellers shall cause each Servicer to (i) comply with all applicable federal, state and local laws and regulations, (ii) maintain all state and federal licenses necessary for it to perform its servicing responsibilities hereunder and (iii) not impair the rights of Buyer in any Purchased Asset or any payment thereunder. Sellers shall and, in accordance with the Servicer Notice, shall cause each Servicer (if applicable) to hold each related Servicer Account (if any) for the benefit of Buyer. Buyer may terminate the servicing of any Purchased Asset with any Servicer in accordance with Section 18(d) hereof. Notwithstanding anything to the contrary herein, neither Seller nor any Affiliate thereof shall take (or permit to be taken) any action to effect or fail to take (or permit to not be taken) any action if the result thereof effects any modification or amendment of, or waiver or consent under any Purchased Asset which is a Significant Modification, without giving prompt written notice thereof to Buyer in accordance with Section 14(c)(i)(C) and receiving the prior written consent of Buyer. If any Significant Modification or any failure to take any steps which would have the effect of any Significant Modification, with respect to any Purchased Asset occurs without prior written consent of Buyer, such occurrence shall constitute a Mandatory Early Repurchase Event.

(b) Sellers shall cause each Servicer to hold or cause to be held all collections, escrows and reserves received by such Servicer with respect to any Purchased Assets in trust and shall apply the same for the purposes for which such funds were collected.

(c) Each Seller shall cause each Servicer to deposit all Income received by such Servicer on behalf of Sellers on account of the Purchased Assets in the applicable Collection Account in accordance with the provisions of Section 5(b).

(d) Upon the occurrence and during the continuance of a Servicer Termination Event or an Event of Default hereunder, Buyer shall have the right to immediately terminate the related Servicer’s right to service the Purchased Assets without payment of any penalty or termination fee and to appoint Backup Servicer as servicer of the Mortgage Assets pursuant to the Backup Servicing Agreement. In connection with such termination, Sellers shall and shall cause the applicable Servicer to cooperate in transferring the servicing of the Purchased Assets to Backup Servicer. Upon the resignation of any Servicer, Sellers shall (and shall cause the related Servicer to) promptly transfer the servicing of the related Purchased Assets to Backup Servicer.

(e) If any Servicer, for any reason whatsoever, has failed to perform fully such Servicer’s obligations under the Facility Documents or any of the obligations of such Servicer with respect to the servicing of the Purchased Assets, Sellers shall promptly notify Buyer.

(f) Buyer may, in its sole discretion, consent to a waiver of a Servicer Termination Event or Backup Servicer Termination Event. Sellers shall not consent to any waiver under a Servicing Agreement or Backup Servicing Agreement without Buyer’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. No new Servicer shall be appointed except in accordance with Section 18(g).

(g) Buyer may, from time to time in its sole discretion exercised in good faith, approve a Servicer to service or perform as backup servicer for the Purchased Assets, as applicable; provided that, to the extent not previously delivered and approved, (x) Buyer shall have, in its sole discretion, approved each Servicing Agreement or Backup Servicing Agreement, as applicable, pursuant to which any Mortgage Asset that is subject to the proposed Transaction is serviced, and (y) Buyer shall have received a fully executed copy of the related Servicer Notice or Backup Servicer Notice, as applicable.

(h) As compensation for its services under any Servicing Agreement, the applicable Servicer shall be entitled to a servicing fee pursuant to such Servicing Agreement as modified by the Servicer Notice. Notwithstanding anything contained in any Servicing Agreement to the contrary, Sellers shall not modify any servicing fee without Buyer’s prior written consent.

(i) As compensation for its services under any Backup Servicing Agreement, the applicable Backup Servicer shall be entitled to a servicing fee pursuant to such Backup Servicing Agreement as modified by the Backup Servicer Notice. Notwithstanding anything contained in any Backup Servicing Agreement to the contrary, Sellers shall not modify any servicing fee without Buyer’s prior written consent.

(j) The form and substance of any Servicing Agreement or any Backup Servicing Agreement shall be approved by Buyer, acting reasonably. No Servicing Agreement or Backup Servicing Agreement shall be amended without the written consent of Buyer, which may be granted or withheld in its good faith discretion. Sellers shall provide Buyer with a copy of any executed amendment to any Servicing Agreement or Backup Servicing Agreement.

(k) Backup Servicer.

(i) Sellers shall contract with each applicable Backup Servicer to provide backup servicing functions with respect to the Mortgage Loans in accordance with the terms of the applicable Backup Servicing Agreement.

(ii) Sellers shall not interfere with any Backup Servicer’s performance of its duties under the related Backup Servicing Agreement or take any action that would be inconsistent in any way with the terms of the related Backup Servicing Agreement. Sellers shall provide any and all information and data reasonably requested by any Backup Servicer to be provided promptly to such Backup Servicer in the manner and form required by this Agreement and/or the Backup Servicing Agreement.

(iii) Upon the occurrence of a Backup Servicer Termination Event, Buyer shall have the right to terminate the related Backup Servicer and appoint a successor backup servicer in its sole and absolute discretion.

Section 19. Recording of Communications. Buyer, Sellers and Guarantor shall have the right (but not the obligation) from time to time to make or cause to be made tape recordings of communications between its employees and those of the other party with respect to Transactions upon notice to the other party of such recording (such notice may be given by means of a beep or other audible tone at the commencement of, or during, a telephone call).

Section 20. Due Diligence. Each Seller acknowledges that Buyer has the right to perform continuing due diligence reviews with respect to the proposed and actual Purchased Assets, each Seller Party and their respective Affiliates, including, without limitation, financial information, organization documents, purchase agreements and underwriting purchase models for each pool of proposed and actual Purchased Assets and such other information regarding such Persons or the Purchased Assets that Buyer may request and such Seller Party or such other Person shall have in their possession or control, for purposes of approving any Mortgage Asset, verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and each Seller agrees that (a) upon reasonable prior notice to Sellers, unless an Event of Default shall have occurred, in which case no notice is required, Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of the Asset Files and any and all documents, records, agreements, instruments or information relating to such actual and proposed Purchased Assets (the “Due Diligence Documents”) in the possession or under the control of Sellers and/or the Custodian, or (b) upon request, Sellers shall create and deliver to Buyer within one (1) Business Day of such request, an electronic copy via email to [***], in a format acceptable to Buyer, of such Due Diligence Documents as Buyer may request. Without limiting the generality of the foregoing, prior to each Transaction, Buyer shall have received such additional due diligence items that Buyer may require with respect to the applicable Mortgage Asset. Each Seller also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Asset Files, the proposed and actual Purchased Assets. Without limiting the generality of the foregoing, each Seller acknowledges that Buyer may purchase Purchased Assets from such Seller and enter into additional Transactions with respect to the proposed Purchased Assets based solely upon the information provided by such Seller to Buyer in the Asset Schedule and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Purchased Assets subject to a Transaction, including, without limitation, ordering broker’s price opinions, new credit reports and new appraisals on the related Mortgaged Properties with respect to the Purchased Assets (including, without limitation, upon the occurrence of any Credit Event or any delinquency in payment by the related Borrower with respect to such Purchased Asset) and otherwise re-generating the information used to originate such Purchased Assets. Buyer may underwrite such Purchased Assets itself or engage a mutually agreed upon third party underwriter to perform such underwriting. Each Seller agrees to cooperate, and to cause each Seller Party to cooperate, with Buyer or any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer with access to any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession, or under the control, of such Seller. Each Seller further agrees that such Seller shall pay all out-of-pocket costs and expenses incurred by Buyer in connection with Buyer’s due diligence activities pursuant to this Section 20. Buyer may, based on such due diligence, require such Seller to change contractual terms and add protections Buyer deems, in its absolute discretion, necessary to protect its rights in the Purchased Assets.

Section 21. Assignability.

(a) The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by any Seller without the prior written consent of Buyer. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in this Agreement express or implied, shall give to any Person, other than the parties to this Agreement and their successors and permitted assigns hereunder, any benefit of any legal or equitable right, power, remedy or claim under this Agreement. Buyer may from time to time assign all or a portion of its rights and obligations under this Agreement and the Facility Documents to any Person pursuant to an executed assignment and acceptance by Buyer and assignee (“Assignment and Acceptance”), specifying the percentage or portion of such rights and obligations assigned; provided that, so long as no Event of Default has occurred and is continuing, without the written consent of Sellers, any such assignment shall be made only to a Qualified Transferee. Upon such assignment, (a) such assignee shall be a party hereto and to each Facility Document to the extent of the percentage or portion set forth in the Assignment and Acceptance, and shall succeed to the applicable rights and obligations of Buyer hereunder and thereunder, and (b) Buyer shall, to the extent that such rights and obligations have been so assigned by it be released from its obligations hereunder and under the Facility Documents. Unless otherwise stated in the Assignment and Acceptance, Sellers shall continue to take directions solely from Buyer unless otherwise notified by Buyer in writing. Buyer may distribute to any prospective assignee any document or other information delivered to Buyer by Sellers.

(b) Buyer may sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Agreement to any Person; provided, however, that (i) Buyer’s obligations under this Agreement shall remain unchanged, (ii) Buyer shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) so long as no Event of Default has occurred and is continuing, Sellers shall continue to deal solely and directly with Buyer or an Affiliate thereof in connection with Buyer’s rights and obligations under this Agreement and the other Facility Documents except as provided in Section 8. Each participant shall be entitled to the benefits of Section 6 and Section 8 (subject to the requirements and limitations therein, including the requirements under Section 8(e) (it being understood that the documentation required under Section 8(e) shall be delivered to the participating Buyer)), provided that such participant shall not be entitled to receive any greater payment under Section 6 or Section 8 than its participating Buyer would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from the adoption of or any change in any Requirements of Law or in the interpretation or application thereof by a Governmental Authority or compliance by Buyer or such participant with a request or directive (whether or not having the force of law) from a central bank or other Governmental Authority having jurisdiction over Buyer or such participant, in each case made or issued after such participant acquired the applicable participation.

(c) In the event Buyer assigns all or a portion of its rights and obligations under this Agreement, the parties hereto agree to negotiate in good faith an amendment to this Agreement to add agency provisions similar to those included in repurchase agreements for similar syndicated repurchase facilities.

Section 22. Transfer and Maintenance of Register.

(a) Subject to acceptance and recording thereof pursuant to paragraph (b) of this Section 22, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of Buyer under this Agreement.

(b) Buyer shall maintain a register (the “Register”) on which it will record Buyer’s rights hereunder, and each Assignment and Acceptance and participation. The Register shall include the names and addresses of Buyer (including all assignees, successors and participants) and the percentage or portion of such rights and obligations assigned or participated. Failure to make any such recordation, or any error in such recordation shall not affect any Seller’s or Guarantor’s obligations in respect of such rights.

(c) If Buyer sells a participation in its rights hereunder, it shall, acting solely for this purpose as a non-fiduciary agent of Seller, maintain a register on which it enters the name and address of each related participant and, with respect to each such participant, and any other interest in any obligations under the Facility Documents (the “Participant Register”); provided that no Buyer shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any such participant or any information relating to any such participant’s interest in any obligations under any Facility Document) to any Person except to the extent that such disclosure is necessary to establish that such obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the participating Buyer shall treat each Person whose name is recorded in the Participant Register as the owner of the applicable participation for all purposes of this Agreement notwithstanding any notice to the contrary.

Section 23. Tax Treatment. Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal, state and local income and franchise taxes, to treat each Transaction as indebtedness of Sellers that is secured by the Purchased Assets and that the Purchased Assets are owned by Sellers in the absence of a Default by Sellers. All parties to this Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by law.

Section 24. Set-Off.

(a) In addition to any rights and remedies of Buyer hereunder and by law, Buyer shall have the right, without prior notice to Sellers, any such notice being expressly waived by Sellers to the extent permitted by Applicable Law, to set-off and appropriate and apply against any obligation from Sellers to Buyer or any of its Affiliates any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other obligation (including to return excess margin), credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by or due from Buyer or any of its Affiliates to or for the credit or the account of Sellers. Buyer agrees promptly to notify Sellers after any such set-off and application made by Buyer; provided that the failure to give such notice shall not affect the validity of such set-off and application.

(b) Buyer shall at any time have the right, in each case until such time as Buyer determines otherwise, to retain, to suspend payment or performance of, or to decline to remit, any amounts or deliver any property that Buyer would otherwise be obligated to pay, remit or deliver to any Seller hereunder if an Event of Default has occurred.

Section 25. Terminability. Each representation and warranty made or deemed to be made by entering into a Transaction, herein or pursuant hereto shall survive the making of such representation and warranty, and Buyer shall not be deemed to have waived any Default that may arise because any such representation or warranty shall have proved to be false or misleading, notwithstanding that Buyer may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time the Transaction was made. The obligations of Sellers under Section 17 hereof shall survive the termination of this Agreement.

Section 26. Notices And Other Communications. Except as otherwise expressly permitted by this Agreement, all notices, requests and other communications provided for herein (including without limitation any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including without limitation by electronic mail, telecopy or other electronic delivery) delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof or thereof; or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as otherwise provided in this Agreement and except for notices given under Section 3 hereof (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted by electronic mail, telecopy or other electronic delivery or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid. In all cases, to the extent that the related individual set forth in the respective “Attention” line is no longer employed by the respective Person, such notice may be given to the attention of a Responsible Officer or other similar officer of the respective Person or to the attention of such individual or individuals as subsequently notified in writing by a Responsible Officer or other similar officer of the respective Person.

Section 27. Entire Agreement; Severability; Single Agreement.

(a) This Agreement, together with the Facility Documents, constitute the entire understanding between Buyer and Sellers with respect to the subject matter they cover and shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions involving Purchased Assets. By acceptance of this Agreement, Buyer and each Seller acknowledge that they have not made, and are not relying upon, any statements, representations, promises or undertakings not contained in this Agreement. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement. No amendment, modification or supplement to any Facility Documents to which Buyer is a party shall be binding or effective unless pursuant to an agreement or agreements in writing entered into by Buyer.

(b) Buyer and each Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and that each has been entered into in consideration of the other Transactions. Accordingly, each of Buyer and each Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that payments, deliveries, and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries, and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries, and other transfers may be applied against each other and netted by Buyer and (iii) to promptly provide notice to the other after any such set-off or application.

Section 28. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN.

Section 29. SUBMISSION TO JURISDICTION; WAIVERS. BUYER AND EACH SELLER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND THE OTHER FACILITY DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH BUYER SHALL HAVE BEEN NOTIFIED;

(d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

(e) BUYER AND EACH SELLER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER FACILITY DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 30. No Waivers, etc. No failure on the part of Buyer to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Facility Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Facility Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. An Event of Default shall be deemed to be continuing unless expressly waived by Buyer in writing. For the avoidance of doubt, no oral waivers shall be enforceable.

Section 31. Netting. If Buyer and each Seller are “financial institutions” as now or hereinafter defined in Section 4402 of Title 12 of the United States Code (“Section 4402”) and any rules or regulations promulgated thereunder,

(a) All amounts to be paid or advanced by one party to or on behalf of the other under this Agreement or any Transaction hereunder shall be deemed to be “payment obligations” and all amounts to be received by or on behalf of one party from the other under this Agreement or any Transaction hereunder shall be deemed to be “payment entitlements” within the meaning of Section 4402, and this Agreement shall be deemed to be a “netting contract” as defined in Section 4402.

(b) The payment obligations and the payment entitlements of the parties hereto pursuant to this Agreement and any Transaction hereunder shall be netted as follows. In the event that either party (the “Defaulting Party”) shall fail to honor any payment obligation under this Agreement or any Transaction hereunder, the other party (the “Nondefaulting Party”) shall be entitled to reduce the amount of any payment to be made by the Nondefaulting Party to the Defaulting Party by the amount of the payment obligation that the Defaulting Party failed to honor.

Section 32. Confidentiality.

Buyer and each Seller each hereby acknowledges and agrees that all written or computer-readable information provided by one party to any other regarding the terms set forth in any of the Facility Documents or the Transactions contemplated thereby or pursuant to the terms thereof, including, but not limited to, the name of, or identifying information with respect to Buyer, any pricing terms, or other nonpublic business or financial information (including, without limitation, any sub-limits, financial covenants, financial statements and performance data), the existence of this Agreement and the Transactions with Buyer (the “Confidential Information”) shall be kept confidential and shall not be divulged to any party without the prior written consent of such other party except to the extent that (i) it is necessary to disclose to its Affiliates and its and their employees, consultants, service providers, directors, officers, advisors (including legal counsel, accountants, and auditors), representatives and servicers, (ii) it is requested or required by governmental agencies, regulatory bodies or other legal, governmental or regulatory process, in which case such Seller shall provide prior written notice to Buyer to the extent not prohibited by the applicable law or regulation, (iii) any of the Confidential Information is in the public domain other than due to a breach of this covenant, (iv) an Event of Default has occurred and Buyer determines such information to be necessary or desirable to disclose in connection with the marketing and sales of the Purchased Assets or otherwise to enforce or exercise Buyer’s rights hereunder, or (v) Buyer determines such information is necessary or desirable to disclose (A) to any assignee, participant or proposed assignee or participant of Buyer, (B) in connection with a repurchase transaction or potential repurchase transaction of the Purchased Assets or Repurchase Assets as described in Section 11 hereof or (C) to any other financing source or provider to Buyer. Sellers shall be responsible for any breach of the terms of this Section 32 by any Person that it discloses Confidential Information to pursuant to clause (i) above. Sellers shall not, without the written consent of Buyer, make any communication, press release, public announcement or statement in any way connected to the existence or terms of this Agreement or the other Facility Documents or the Transactions contemplated hereby or thereby, except where such communication or announcement is required by law or regulation, in which event Sellers will consult and cooperate with Buyer with respect to the wording of any such announcement. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Facility Document, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment or tax structure of the Transactions, any fact relevant to understanding the federal, state and local tax treatment or tax structure of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment or tax structure; provided that the “tax treatment” or “tax structure” shall be limited to any facts relevant to the U.S. federal, state or local tax treatment of any Transaction contemplated hereunder and specifically does not include any information relating to the identity of Buyer or any pricing terms hereunder. The provisions set forth in this Section 32 shall survive the termination of this Agreement for two years.

Section 33. Intent.

(a) The parties recognize that each Transaction and this Agreement is a “repurchase agreement” as that term is defined in Section 101 of the Bankruptcy Code, as amended, a “securities contract” as that term is defined in Section 741 of the Bankruptcy Code and a “master netting agreement” as that term is defined in Section 101(38A)(A) of the Bankruptcy Code, that all payments hereunder are deemed “margin payments” or “settlement payments” as defined in the Bankruptcy Code, and that the pledge of the Repurchase Assets constitutes “a security agreement or other arrangement or other credit enhancement” that is “related to” this Agreement and the Transactions hereunder within the meaning of Sections 101(38A)(A), 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code. Each Seller and Buyer further recognize and intend that this Agreement is an agreement to provide financial accommodations and is not subject to assumption pursuant to Bankruptcy Code Section 365(a).

(b) The parties intend and acknowledge that (i) Buyer’s right to liquidate the Repurchase Assets delivered to it in connection with the Transactions hereunder or to accelerate or terminate this Agreement or otherwise exercise any other remedies pursuant to Section 16 hereof is a contractual right to liquidate, accelerate or terminate such Transactions as described in Bankruptcy Code Sections 555, 559 and 561; (ii) Buyer’s right to set-off claims and appropriate and apply any and all deposits of money or other property or any other indebtedness at any time held or owing by Buyer to or for the credit of the account of any Affiliate against and on account of the obligations and liabilities of Sellers pursuant to Section 24 hereof is a contractual right as described in Bankruptcy Code Sections 553 and 561 and subsections (b)(6), (b)(7) and (b)(27) of Section 362; and (iii) any payments or transfers of property made with respect to this Agreement or any Transaction shall be considered a “margin payment” and “settlement payment” as such terms are defined in Bankruptcy Code Sections 101(38), 101(51A), 741(5) and 741(8).

(c) This Agreement is intended to be a “repurchase agreement” a “securities contract,” and a “master netting agreement” within the meaning of Sections 555, 559 and 561 of the Bankruptcy Code.

(d) Each party agrees that this Agreement is intended to create mutuality of obligations among the parties, and as such, the Agreement constitutes a contract which (i) is between all of the parties and (ii) places each party in the same right and capacity.

(e) Each party agrees that it shall not challenge the characterization of this Agreement or any Transaction as a securities contract and master netting agreement under the Bankruptcy Code.

(f) Each party agrees that this Agreement and the Facility Documents and the Transactions entered into hereunder are part of an integrated, simultaneously-closing suite of financial contracts.

Section 34. Conflicts. In the event of any conflict between the terms of this Agreement, any other Facility Document and any Confirmation, the documents shall control in the following order of priority: first, the terms of the Confirmation shall prevail, second, then the terms of the Pricing Side Letter shall prevail, third, then the terms of this Agreement shall prevail, and then the terms of the Facility Documents shall prevail.

Section 35. Authorizations. Any of the persons whose signatures and titles appear on Schedule 2 are authorized, acting singly, to act for Sellers or Buyer under this Agreement.

Section 36. Miscellaneous.

(a) Amendments. Unless otherwise specified herein, this Agreement may be amended by written agreement signed by the parties hereto. For the avoidance of doubt, no oral amendments, modifications or waivers shall be enforceable.

(b) Counterparts. This Agreement may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Counterparts may be delivered electronically. Documents executed, scanned and transmitted electronically and electronic signatures shall be deemed original signatures for purposes of this Agreement and all matters related thereto, with such scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Agreement, any addendum or amendment hereto or any other document necessary for the consummation of the transaction contemplated by this Agreement may be accepted, executed or agreed to through the use of an electronic signature in accordance with Electronic Signatures In Global and National Commerce Act, Title 15, United States Code, Sections 7001 et seq., the Uniform Electronic Transaction Act, the Electronic

Signatures and Records Act and any other applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service providers, as long as such service providers use system logs and audit trails that establish a temporal and process link between the presentation of identity documents and the electronic signing, together with identifying information that can be used to verify the electronic signature and its attribution to the signer’s identity and evidence of the signer’s agreement to conduct the transaction electronically and of the signer’s execution of each electronic signature.

(c) Captions. The captions and headings appearing herein are for included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

(d) Acknowledgment. Each Seller hereby acknowledges, represents and agrees that:

(i) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Facility Documents;

(ii) Buyer has no fiduciary relationship to any Seller Party in connection with the Facility Documents;

(iii) no joint venture exists between Buyer and any Seller Party as a result of the Facility Documents; and

(iv) it has made its own independent decisions to enter into the Facility Documents and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary and no Seller is relying upon any advice from Buyer as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.

(e) Documents Mutually Drafted. Sellers and Buyer agree that this Agreement and each other Facility Document prepared in connection with the Transactions set forth herein have been mutually drafted and negotiated by each party, and consequently such documents shall not be construed against either party as the drafter thereof.

Section 37. General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(c) references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e) the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

(f) the term “include” or “including” shall mean without limitation by reason of enumeration;

(g) all times specified herein or in any other Facility Document (unless expressly specified otherwise) are local times in New York, New York unless otherwise stated;

(h) all references herein or in any Facility Document to “good faith” shall mean good faith as defined in Section 5-102(7) of the UCC as in effect in the State of New York; and

(i) all references to Schedule 1 hereto shall include all sub-schedules thereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date set forth above.

BUYER:

NOMURA CORPORATE FUNDING AMERICAS, LLC

By:	/s/ Francis X. Gilhool
	Name:	Francis X. Gilhool
	Title:	Managing Director

Address for Notices:

Nomura Corporate Funding Americas, LLC
Worldwide Plaza
309 West 49th Street
New York, New York 10019-7316
Tel:	[***]
Fax:	[***]
Attn:	Operations
Email: [***]

With copies to:

Nomura Corporate Funding Americas, LLC
Worldwide Plaza
309 West 49th Street
New York, New York 10019-7316
Tel: [***], [***]
Attn: Francis X. Gilhool, Michael Rogozinski
Email: [***], [***]

and

Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, Pennsylvania 19104
Attention: Gennady A. Gorel
Telephone: [***]
Email: [***]

[Nomura/Blackrock-Monticello – Master Repurchase Agreement]

SELLER:

BLKM V, LLC

By:	/s/ Marc Fox
Name:	Marc Fox
Title:	Treasurer

Address for Notices:

BLKM V, LLC
600 Third Avenue
21st Floor
New York, New York 10016
Attention: Marc Fox
Telephone No: [***]
Email: [***]

With a copy to:

Polsinelli
1201 W Peachtree St NW, Ste. 1100
Atlanta, Georgia 30309
Attn: Joshua F. Reif
Telephone: [***]
Email: [***]

[Nomura/Blackrock-Monticello – Master Repurchase Agreement]